================================================================================

                               LEASE AGREEMENT
                                 [NW 1997 H]


                                 Dated as of


                              December 29, 1997


                                   Between


                  FIRST SECURITY BANK, NATIONAL ASSOCIATION,
             Not in its Individual Capacity, except as expressly
                provided herein, but solely as Owner Trustee,
                                              Lessor


                                     AND


                          NORTHWEST AIRLINES, INC.,
                                               Lessee


                One British Aerospace Avro 146-RJ85A Aircraft

================================================================================

As set forth in Section 20 hereof, Lessor has assigned to the Indenture Trustee (as defined herein) certain of its right, title and interest in and to this Lease. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Lease may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee on the signature page thereof.

                     TABLE OF CONTENTS TO LEASE AGREEMENT

                                                                           Page
                                                                           ----

SECTION 1.  Definitions..................................................... 1

SECTION 2.  Acceptance and Lease............................................ 18

SECTION 3.  Term and Rent................................................... 18
            (a) Basic Term.................................................. 18
            (b) [Intentionally Omitted]..................................... 18
            (c) Basic Rent.................................................. 18
            (d) Adjustments to Basic Rent................................... 18
            (e) Supplemental Rent........................................... 20
            (f) Payments in General......................................... 20

SECTION 4.  Lessor's Representations and Warranties......................... 21

SECTION 5.  Return of the Aircraft.......................................... 22
            (a) Condition Upon Return....................................... 22
            (b) Return of the Engines....................................... 24
            (c) Fuel; Manuals............................................... 24
            (d) Storage Upon Return......................................... 24

SECTION 6.  Liens........................................................... 25

SECTION 7.  Registration, Maintenance and Operation; Possession and
            Subleases; Insignia..............................................25
            (a) Registration and Maintenance................................ 25
            (b) Possession and Subleases.................................... 27
            (c) Insignia.................................................... 31

SECTION 8.  Replacement and Pooling of Parts; Alterations, Modifications
            and Additions....................................................31
            (a) Replacement of Parts........................................ 31
            (b) Pooling of Parts............................................ 32
            (c) Alterations, Modifications and Additions.................... 32

SECTION 9.  Voluntary Termination........................................... 33
            (a) Termination Event........................................... 33
            (b) [Intentionally Omitted]..................................... 34
            (c) Optional Sale of the Aircraft............................... 34
            (d) Termination as to Engines................................... 36


                                      (i)

                                                                           Page
                                                                           ----

SECTION 10. Loss, Destruction, Requisition, etc............................. 36
            (a) Event of Loss with Respect to the Aircraft.................. 36
            (b) Event of Loss with Respect to an Engine..................... 38
            (c) Application of Payments from Governmental Authorities
                for Requisition of Title, etc................................39
            (d) Requisition for Use of the Aircraft by the United States
                Government or the Government of Registry of the Aircraft.....40
            (e) Requisition for Use of an Engine by the United States
                Government or the Government of Registry of the Aircraft.....41
            (f) Application of Payments During Existence of Event of
                Default......................................................41

SECTION 11. Insurance....................................................... 41
            (a) Public Liability and Property Damage Insurance.............. 41
            (b) Insurance Against Loss or Damage to the Aircraft............ 43
            (c) Reports, etc................................................ 45
            (d) Self-Insurance.............................................. 46
            (e) Additional Insurance by Lessor and Lessee................... 46
            (f) Indemnification by Government in Lieu of Insurance.......... 47
            (g) Application of Payments During Existence of an Event of
                Default......................................................47

SECTION 12. Inspection...................................................... 47

SECTION 13. Assignment...................................................... 48

SECTION 14. Events of Default............................................... 48

SECTION 15. Remedies........................................................ 50

SECTION 16. Lessee's Cooperation Concerning Certain Matters................. 54

SECTION 17. Notices......................................................... 55

SECTION 18. No Set-Off, Counterclaim, etc................................... 55

SECTION 19. Renewal Options; Purchase Options; Valuation.................... 56
            (a) Renewal Options............................................. 56
            (b) Purchase Options............................................ 57
            (c) Valuation................................................... 57
            (d) Special Purchase Option..................................... 59

SECTION 20. Security for Lessor's Obligation to Holders of Secured
            Certificates.....................................................59

SECTION 21. Lessor's Right to Perform for Lessee............................ 60

SECTION 22. Investment of Security Funds; Liability of Lessor Limited....... 60
            (a) Investment of Security Funds................................ 60
            (b) Liability of Lessor Limited................................. 61


                                      (ii)

                                                                           Page
                                                                           ----

SECTION 23. Service of Process.............................................. 61

SECTION 24. Miscellaneous................................................... 61

SECTION 25. Successor Trustee............................................... 61

SECTION 26. Covenant of Quiet Enjoyment..................................... 62


                                      (iii)

                                   EXHIBITS

EXHIBIT A   -  Form of Lease Supplement
EXHIBIT B   -  Basic Rent, Lessor's Cost and Special Purchase Price Schedule
EXHIBIT C   -  Stipulated Loss Value Schedule
EXHIBIT D   -  Termination Value Schedule
EXHIBIT E   -  Rent Recalculation Verification
EXHIBIT F   -  Schedule of Domiciles of Permitted SUBLESSEES
EXHIBIT G   -  Return Conditions
EXHIBIT H   -  Return Conditions (EBT)


                                      (iv)

                               LEASE AGREEMENT

                                 [NW 1997 H]

            This LEASE AGREEMENT [NW 1997 H], dated as of December 29, 1997, between FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement (as defined in Section 1 hereof) (in such capacity, "Lessor"), and NORTHWEST AIRLINES, INC., a corporation organized and existing pursuant to the laws of the State of Minnesota ("Lessee");

                             W I T N E S S E T H:

            SECTION 1. Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for all purposes of this Lease Agreement [NW 1997 H] and shall be equally applicable to both the singular and the plural forms of the terms herein defined:

                  "Affiliate" means, with respect to any person, any other
            person directly or indirectly controlling, controlled by or under common control with such person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such person whether through the ownership of voting securities or by contract or otherwise.

                  "Aircraft" means the Airframe to be delivered and leased
            hereunder (or any airframe from time to time substituted for such Airframe pursuant to Section 10(a) hereof) together with the four Engines initially leased hereunder (or any engine substituted for either of such Engines pursuant to the terms hereof), whether or not any of such initial or substituted Engines may from time to time be installed on such initial or substituted Airframe or may be installed on any other airframe or on any other aircraft.

                  "Airframe" means: (i) the British Aerospace Avro 146-RJ85A aircraft (except Engines or engines from time to time installed thereon) specified in the initial Lease Supplement, which aircraft shall be leased by Lessor to Lessee hereunder and under such Lease Supplement, and any aircraft (except Engines or engines from time to time installed thereon) which may from time to time be substituted for such aircraft (except Engines or engines from time to time installed thereon) pursuant to clause (ii) of the first paragraph of
            Section 10(a); and (ii) any and all Parts (A) so long as the same shall be incorporated or installed in or attached to such aircraft (except Engines or engines from time to time installed thereon), or
            (B) so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 8 after removal from such


                                      (5)
            aircraft (except Engines or engines from time to time installed thereon); provided, however, that at such time as an aircraft (except Engines or engines from time to time installed thereon) shall be deemed part of the property leased hereunder in substitution for the Airframe pursuant to the applicable provisions hereof, the replaced Airframe shall cease to be an Airframe hereunder.

                  "Applicable Rate" means as of any date the weighted average of the interest rates borne by the Secured Certificates then outstanding and, if no Secured Certificates shall be outstanding, the Base Rate.

                  "Asset Value Agreement" means that certain Asset Value
            Agreement (N508XJ), dated December 2, 1997, between the Manufacturer and Lessee, as such Asset Value Agreement may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

                  "Assignment and Assumption Agreement" means that certain
            Assignment and Assumption Agreement [NW 1997 H], dated as of the date hereof, between the Initial Owner Participant and the Owner Participant, as such Assignment and Assumption Agreement may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

                  "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

                  "Base Rate" means the rate of interest announced publicly by
            Citibank, N.A. in New York, New York from time to time as its base rate.

                  "Basic Rent" means, for the Basic Term, the rent payable for the Aircraft pursuant to Section 3(c) as adjusted as provided in
            Section 3(d) but subject always to the provisions of Section 3(d)(v) hereof and, for any Renewal Term, Basic Rent determined pursuant to
            Section 19.

                  "Basic Term" means the term for which the Aircraft is leased hereunder pursuant to Section 3(a) hereof commencing on the Delivery Date and ending on January 2, 2017, or such earlier date as this Lease may be terminated in accordance with the provisions hereof.

                  "Beneficial Interest" means the interest of the Owner
            Participant (or the Initial Owner Participant, as the case may be) under the Trust Agreement.

                  "Bill of Sale" means a full warranty bill of sale covering the
            Aircraft, executed by Lessee in favor of the Owner Trustee, dated the Delivery Date, specifically referring to the Airframe and each Engine, which Bill of Sale shall contain, among other things, a statement that such Bill of Sale thereby conveys to the Owner Trustee good title to the Airframe and each Engine described in such Bill of Sale, free and clear of all liens, encumbrances and rights of others except Liens permitted by clause (v) of Section 6 of the Lease.

                  "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in the City of New York, New York; Boston, Massachusetts; or Minneapolis, Minnesota.

                  "Certificate Closing Date" means September 25, 1997.

                  "Certificate Holder" means Certificate Holder as defined in the Trust Indenture.

                  "Certificated Air Carrier" means a Citizen of the United
            States holding a carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of 11 U.S.C. Section 1110 or any analogous successor provision of the Bankruptcy Code.

                  "Citizen of the United States" has the meaning specified in
            Section 40102(a)(15) of Title 49 of the United States Code or any similar legislation of the United States of America enacted in substitution or replacement therefor.

                  "Civil Reserve Air Fleet Program" means the Civil Reserve Air
            Fleet Program currently administered by the United States Air Force Air Mobility Command pursuant to Executive Order No. 11490, as amended, or any substantially similar program.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral Account Control Agreement" means that certain
            Collateral Account Control Agreement [NW 1997 H], dated as of the Certificate Closing Date, among State Street Bank and Trust Company, the Indenture Trustee and the Owner Trustee.

                  "Commitment" means the amount of the Owner Participant's
            participation in Lessor's Cost for the Aircraft required to be made available or paid as provided in Section 1(d) of the Participation Agreement.

                  "Consent and Agreement" means that certain Consent and
            Agreement [NW 1997 H], dated as of the date hereof, executed by the Manufacturer, as the same may be amended, modified or supplemented from time to time in accordance with the applicable provisions thereof.

                  "Contract Rights" means all of Lessee's right, title and
            interest in and to Part H and Part J of the Manufacturer Support Agreement, as and to the extent that the same relate to the warranties with respect to the Aircraft, including, without limitation, (a) all claims for damages in respect of the Aircraft arising as a result of any default by the Manufacturer under Part H or Part J of the Manufacturer Support Agreement, including, without limitation, all warranty, service life policy and indemnity provisions in Part H and Part J of the Manufacturer Support Agreement in respect of the Aircraft and all claims thereunder and
            (b) any and all rights of Lessee to compel performance of the terms of Part H and Part J of the Manufacturer Support Agreement in support thereof.

                  "Default" means any event which with the giving of notice or the lapse of time or both would become an Event of Default.

                  "Delivery Date" means the date of the initial Lease Supplement for the Aircraft, which date shall be the date the Aircraft is leased by Lessor to Lessee and accepted by Lessee hereunder.

                  "Depreciation Period" means the period commencing on the
            Delivery Date and ending on December 31, 2004, or such earlier date as this Lease may be terminated in accordance with the provisions hereof.

                  "Dollars" and "$" means the lawful currency of the United
            States of America.

                  "EBO Date" means January 2, 2013 (or, if January 2, 2013 is not a Business Day, the Business Day immediately succeeding January 2, 2013).

                  "Engine" means (i) each of the four AlliedSignal LF507 type engines listed by manufacturer's serial number in the initial Lease Supplement, whether or not from time to time thereafter installed on the Airframe or installed on any other airframe or on any other aircraft; and (ii) any engine which may from time to time be substituted, pursuant to the terms hereof, for either of such four engines, together in each case with any and all Parts incorporated or installed in or attached thereto or any and all Parts removed therefrom so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 8 after removal from such Engine; provided, however, that at such time as an engine shall be deemed part of the property leased hereunder in substitution for an Engine pursuant to the applicable provisions hereof, the replaced Engine shall cease to be an Engine hereunder. The term "Engines" means, as of any date of determination, all Engines then leased hereunder.

                  "ERISA" means the Employee Retirement Income Security Act of
            1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of the Participation Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "Event of Default" has the meaning specified in Section 14 hereof.

                  "Event of Loss" with respect to the Aircraft, Airframe or any
            Engine means any of the following events with respect to such property: (i) the loss of such property or of the use thereof due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use by Lessee (or any Sublessee) for any reason whatsoever;
            (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or a constructive or compromised total loss; (iii) the theft or disappearance of such property, or the confiscation, condemnation, or seizure of, or requisition of title to, or use of, such property (other than a requisition for use by the United States Government or any other government of registry of the Aircraft, or any agency or instrumentality of any thereof) which in the case of any event referred to in this clause (iii) (other than a requisition of title) shall have resulted in the loss of possession of such property by Lessee (or any Sublessee) for a period in excess of 180 consecutive days or, if earlier, until the end of the Term or, in the case of a requisition of title, the requisition of title shall not have been reversed within 90 days from the date of such requisition of title or, if earlier, at the end of the Term; (iv) as a result of any law, rule, regulation, order or other action by the Federal Aviation Administration or other governmental body of the government of registry of the Aircraft having jurisdiction, the use of such property in the normal course of the business of air transportation shall have been prohibited for a period of 180 consecutive days, unless Lessee (or any Sublessee), prior to the expiration of such 180 day period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by Lessee (or such Sublessee), but in any event if such use shall have been prohibited for a period of two consecutive years, provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to the entire U.S. registered fleet of British Aerospace Avro 146-RJ85A aircraft of Lessee (or any Sublessee) and Lessee (or a Sublessee), prior to the expiration of such two-year period, shall have conformed at least one such aircraft in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and shall be diligently carrying forward, in a manner which does not discriminate against the Aircraft in so conforming the Aircraft, all steps which are necessary or desirable to permit the normal use of the Aircraft by Lessee (or such Sublessee), provided, further that, notwithstanding any of the foregoing, such prohibition shall constitute an Event of Loss if such use shall have been prohibited for a period of three consecutive years or such use shall be prohibited at the expiration of the Term; (v) the requisition for use by the United States

            Government or any other government of registry of the Aircraft or any instrumentality or agency of any thereof, which shall have occurred during the Basic Term (or any Renewal Term) and shall have continued for thirty (30) days beyond the Term, provided, however, that no Event of Loss pursuant to this clause (v) shall exist if Lessor shall have furnished to Lessee the written notice specified in Section 10(d) hereof; and (vi) any divestiture of title to or interest in an Engine treated as an Event of Loss pursuant to
            Section 7(b) hereof. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

                  "Expenses" has the meaning specified in Section 7(c) of the
            Participation Agreement.

                  "FAA Bill of Sale" means a bill of sale for the Aircraft on AC
            Form 8050-2 or such other form as may be approved by the Federal Aviation Administration on the Delivery Date for the Aircraft, executed by Lessee in favor of the Owner Trustee and dated the Delivery Date.

                  "Federal Aviation Act" means that portion of the United States
            Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

                  "Federal Aviation Administration" and "FAA" mean the United
            States Federal Aviation Administration and any agency or instrumentality of the United States government succeeding to their functions.

                  "First Amendment to Trust Indenture" means that certain First
            Amendment to Trust Indenture and Security Agreement [NW 1997 H], dated as of the date hereof, between Lessor and the Indenture Trustee, amending the Original Trust Indenture.

                  "Foreign Air Carrier" means any air carrier which is not a
            U.S. Air Carrier and which performs maintenance, preventative maintenance and inspections for the Aircraft, Airframe and/or any Engine or engine to standards which are approved by, or which are substantially equivalent to those required by, the Federal Aviation Administration, the Civil Aviation Authority of the United Kingdom, the Direction Generale de l'Aviation Civile of the French Republic, the Luftfahrt Bundesamt of the Federal Republic of Germany, the Rijflauchtraatdienst of the Kingdom of the Netherlands, the Ministry of Transportation of Japan or the Federal Ministry of Transport of Canada (and any agency or instrumentality of the applicable government succeeding to the functions of any of the foregoing entities).

                  "Guarantee" means that certain Amended and Restated Guarantee
            [NW 1997 H], dated as of the date hereof, made by the Guarantor, as such Guarantee may be amended or supplemented from time to time pursuant to the applicable provisions thereof, which Guarantee amended and restated in its entirety the Original Guarantee.

                  "Guarantor" means Northwest Airlines Corporation, a Delaware corporation.

                  "Half-Life Adjustment" has the meaning specified in Exhibit H hereto.

                  "Indemnitee" means (i) the Owner Trustee, in its individual capacity and as trustee under the Trust Agreement, (ii) the Indenture Trustee, (iii) the Owner Participant, (iv) the Trust Estate, (v) the Loan Participants and each other Certificate Holder,
            (vi) the Subordination Agent, (vii) the Liquidity Provider, (viii) the Pass Through Trustees, (ix) each Affiliate of the Persons described in clauses (i) through (iv), inclusive, (x) each Affiliate of the Persons described in clauses (vi), (vii) and (viii) inclusive, (xi) the respective directors, officers, employees, agents and servants of each of the Persons described in clauses (i) through (viii), inclusive, (xii) the successors and permitted assigns of the Persons described in clauses (i) through (iv), inclusive, and (xiii) the successors and permitted assigns of the Persons described in clauses (v), (vi), (vii) and (viii) inclusive.

                  "Indenture Trustee" means the Indenture Trustee under the
            Trust Indenture, and any entity which may from time to time be acting as indenture trustee under the Trust Indenture.

                  "Indenture Trustee Documents" means the Participation
            Agreement and the Trust Indenture.

                  "Indenture Trustee's Liens" means any Lien which arises as a result of (A) claims against the Indenture Trustee not related to its interest in the Aircraft or the administration of the Trust Estate pursuant to the Trust Indenture, (B) acts of the Indenture Trustee not permitted by, or failure of the Indenture Trustee to take any action required by, the Operative Documents to the extent such acts arise or such failure arises from or constitutes gross negligence or willful misconduct, (C) claims against the Indenture Trustee relating to Taxes or Expenses which are excluded from the indemnification provided by Section 7 of the Participation Agreement pursuant to said Section 7, or (D) claims against the Indenture Trustee arising out of the transfer by the Indenture Trustee of all or any portion of its interest in the Aircraft, the Trust Estate, the Trust Indenture Estate or the Operative Documents other than a transfer of the Aircraft pursuant to Section 9, 10 or 19 of the Lease or Article IV or V of the Trust Indenture, or a transfer of the Aircraft pursuant to Section 15 of the Lease while an Event of Default is continuing and prior to the time that the Indenture Trustee has received all amounts due pursuant to the Trust Indenture.

                  "Initial Owner Participant" means Lessee.

                  "Intercreditor Agreement" means that certain Intercreditor
            Agreement among the Pass Through Trustees, the Liquidity Provider and the Subordination Agent.

                  "Lease Agreement", "this Lease Agreement", "this Lease", "this
            Agreement", "herein", "hereof", "hereunder", "hereby" or other like words mean this Lease Agreement [NW 1997 H] as originally executed or as modified, amended or supplemented pursuant to the applicable provisions hereof and in accordance with the Trust Agreement and the Trust Indenture, including, without limitation, supplementation hereof by one or more Lease Supplements entered into pursuant to the applicable provisions hereof.

                  "Lease Period" means each of the consecutive periods
            throughout the Basic Term and any Renewal Term ending on a Lease Period Date, the first such period commencing on and including the Delivery Date.

                  "Lease Period Date" means January 2, 1998 and each succeeding
            January 2 and July 2, to and including the last such date in the Term.

                  "Lease Supplement" means a Lease Supplement, substantially in the form of Exhibit A hereto, to be entered into between Lessor and Lessee on the Delivery Date for the purpose of leasing the Aircraft under and pursuant to the terms of this Lease Agreement, and any subsequent Lease Supplement entered into in accordance with the terms hereof.

                  "Lessee Documents" means the Participation Agreement, the
            Lease, the Lease Supplement covering the Aircraft, the Purchase Agreement (insofar as it relates to the Aircraft), the FAA Bill of Sale, the Bill of Sale, the Purchase Agreement Assignment, the Assignment and Assumption Agreement and the Tax Indemnity Agreement.

                  "Lessor Liens" means any Lien or disposition of title or
            interest arising as a result of (i) claims against Lessor, First Security Bank, National Association, in its individual capacity, or the Owner Participant not related to the transactions contemplated by the Operative Documents, (ii) any act or omission of the Owner Participant, Lessor, or First Security Bank, National Association, in its individual capacity, which is not related to the transactions contemplated by the Operative Documents or is in violation of any of the terms of the Operative Documents, (iii) claims against the Owner Participant, Lessor, or First Security Bank, National Association, in its individual capacity, with respect to Taxes or Expenses against which Lessee is not required to indemnify the Owner Participant, Lessor or First Security Bank, National Association, in its individual capacity, pursuant to Section 7 of the Participation Agreement or (iv) claims against Lessor or the Owner Participant arising out of any transfer by Lessor or the Owner Participant of all or any portion of the respective interests of Lessor or the Owner Participant in the Aircraft, the Trust Estate or the Operative Documents other than the transfer of possession of the Aircraft by Lessor pursuant to this Agreement, the transfer pursuant to the Trust Indenture or a transfer of the Aircraft pursuant to Section 9, 10 or 19 hereof or pursuant to the exercise of the remedies set forth in Section 15 hereof, provided, however, that any Lien which is attributable solely to First Security Bank, National Association or the Owner Participant and would otherwise constitute a Lessor Lien hereunder shall not constitute a Lessor Lien hereunder so long as (1) the existence of such Lien poses no material risk of the sale, forfeiture or loss of the Aircraft, (2) the existence of such Lien does not interfere in any way with the use, possession, operation, or quiet enjoyment of the Aircraft by Lessee (or any Sublessee), (3) the existence of such Lien does not affect the priority or perfection of, or otherwise jeopardize, the Lien of the Trust Indenture, (4) First Security Bank, National Association or the Owner Participant, as appropriate, is diligently contesting such Lien and (5) the existence of such Lien does not pose a material threat of interference with the payment of Rent (other than Excluded Payments in favor of First Security Bank, National Association or the Owner Participant, as appropriate).

                  "Lessor's Cost" for the Aircraft means the amount denominated as such in Exhibit B to the Lease.

                  "Lien" means any mortgage, pledge, lien, charge, claim,
            encumbrance, lease, sublease, sub-sublease or security interest.

                  "Liquidity Facilities" means the three Revolving Credit
            Agreements between the Subordination Agent, as borrower, and the Liquidity Provider, and any replacement thereof, in each case as the same may be amended, modified or supplemented.

                  "Liquidity Provider" means Royal Bank of Canada, as Class A
            Liquidity Provider, Class B Liquidity Provider and Class C Liquidity Provider under the Liquidity Facilities, or any successor thereto.

                  "Loan Participant" means each Purchaser and its respective successors and registered assigns, including any Certificate Holder.

                  "Loan Participant Liens" means any Lien which arises from acts or claims against any Loan Participant not related to the transactions contemplated by the Operative Documents.

                  "Loss Payment Date" has the meaning specified in Section 10(a)
            hereof.

                  "Majority in Interest of Certificate Holders" has the meaning set forth in the Trust Indenture.

                  "Make-Whole Amount" has the meaning assigned to that term in the Trust Indenture.

                  "Manufacturer" means British Aerospace (Operations) Limited, a limited company incorporated under the laws of England and Wales, and its successors and assigns.

                  "Manufacturer Documents" means the Purchase Agreement, the
            Residual Agreement and the Consent and Agreement.

                  "Manufacturer Support Agreement" means that certain
            Manufacturer Support Agreement, dated February 5, 1997, between the Manufacturer and Lessee.

                  "Net Economic Return" shall have the meaning ascribed to such term in paragraph 2 of Exhibit E to the Lease.

                  "Net Present Value of Rents" means the net present value, as of the Delivery Date, of Basic Rent set forth in Exhibit B hereto, discounted at an annual interest rate of 7.0 percent on a semi-annual basis.

                  "Operative Documents" and "Operative Document" means each of the Participation Agreement, the Lease, the Trust Indenture, the Trust Agreement, an acceptance certificate covering the Aircraft in the form agreed to by the Participants and Lessee, the Tax Indemnity Agreement, the Lease Supplement covering the Aircraft, the Trust Supplement covering the Aircraft, the Secured Certificates, the Bill of Sale, the FAA Bill of Sale, the Purchase Agreement (insofar as it relates to the Aircraft), the Guarantee, the Residual Agreement, the Collateral Account Control Agreement, the Assignment and Assumption Agreement, the Owner Participant Guaranty, the Purchase Agreement Assignment and the Consent and Agreement.

                  "Original Guarantee" means that certain Guarantee [NW 1997 H], dated as of the Certificate Closing Date, made by the Guarantor, as such Guarantee may have been amended or supplemented from time to time pursuant to the applicable provisions thereof prior to the Delivery Date.

                  "Original Participation Agreement" means that certain
            Participation Agreement [NW 1997 H], dated as of the Certificate Closing Date, among Lessee, the Guarantor, the Purchasers, the Indenture Trustee, the Subordination Agent, the Initial Owner Participant and Owner Trustee, as such Participation Agreement was amended or supplemented from time to time prior to the Delivery Date pursuant to the applicable provisions thereof.

                  "Original Trust Agreement" means that certain Trust Agreement
            [NW 1997 H], dated as of the Certificate Closing Date, between the Initial Owner

            Participant and First Security Bank, National Association, in its individual capacity, as originally executed or as modified, amended or supplemented prior to the Delivery Date pursuant to the applicable provisions thereof.

                  "Original Trust Indenture" means that certain Trust Indenture and Security Agreement [NW 1997 H], dated as of the Certificate Closing Date, between Lessor and the Indenture Trustee, as originally executed or as modified, amended or supplemented in accordance with its terms but prior to being amended by the First Amendment to Trust Indenture.

                  "Overall Transaction" means all the transactions contemplated by the Operative Documents.

                  "Owner Participant" means the corporation executing the
            Participation Agreement as the Owner Participant, and thereafter any Person to which such corporation transfers all of its right, title and interest in and to the Trust Agreement, the Trust Estate and the Participation Agreement, to the extent permitted by Section 8.01 of the Trust Agreement and Section 8 of the Participation Agreement.

                  "Owner Participant Documents" means the Participation
            Agreement, the Trust Agreement, the Assignment and Assumption Agreement, the Residual Agreement and the Tax Indemnity Agreement.

                  "Owner Participant Guarantor" means the entity executing the
            Owner Participant Guaranty as guarantor thereunder.

                  "Owner Participant Guaranty" means that certain Owner
            Participant Guaranty [NW 1997 H], dated as of December 29, 1997, made by the Owner Participant Guarantor in favor of Lessee, Lessor, the Purchasers, the Subordination Agent and the Indenture Trustee, as such Owner Participant Guaranty may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

                  "Owner Trustee" means the entity executing the Original
            Participation Agreement as Owner Trustee and any entity appointed as successor Owner Trustee pursuant to Section 9.01 of the Trust Agreement, and references to a predecessor Owner Trustee in its individual capacity by name in the Operative Documents shall include such successor Owner Trustee in its individual capacity from and after such succession.

                  "Owner Trustee Documents" means the Participation Agreement, the Trust Agreement, the Trust Supplement covering the Aircraft, the Lease, the Lease Supplement covering the Aircraft, the Purchase Agreement Assignment, the Residual Agreement, the Trust Indenture and the Secured Certificates.

                  "Participants" means and includes the Loan Participants and the Owner Participant.

                  "Participation Agreement" means that certain Amended and
            Restated Participation Agreement [NW 1997 H], dated as of the date hereof, among Lessee, the Guarantor, the Purchasers, the Indenture Trustee, the Subordination Agent, the Owner Participant and Owner Trustee, as such Participation Agreement may be amended or supplemented from time to time pursuant to the applicable provisions thereof, which Participation Agreement amended and restated in its entirety the Original Participation Agreement.

                  "Parties" means the Owner Trustee, the Indenture Trustee and the Participants.

                  "Parts" means all appliances, parts, instruments,
            appurtenances, accessories, furnishings and other equipment of whatever nature (other than (a) complete Engines or engines, (b) any items leased by Lessee from a third party (other than Lessor) and
            (c) cargo containers) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or so long as title thereto shall remain vested in Lessor in accordance with
            Section 8 after removal therefrom.

                  "Pass Through Certificates" means the pass through
            certificates to be issued by the Pass Through Trustee in connection with the Overall Transaction.

                  "Pass Through Trust Agreement" means the pass through trust agreement and each of the three separate pass through trust supplements referred to on Schedule I to the Participation Agreement.

                  "Pass Through Trustee" means State Street Bank and Trust
            Company, a Massachusetts trust company, in its capacity as trustee under each Pass Through Trust Agreement, and each other person that may from time to time be acting as successor trustee under any such Pass Through Trust Agreement.

                  "Past Due Rate" means (i) with respect to the portion of any payment of Rent that may be required by the Trust Indenture to be paid by the Indenture Trustee to the Loan Participants, or the holders of any outstanding Secured Certificates, the "Past Due Rate" as defined in the Trust Indenture and (ii) with respect to the remaining portion of any payment of Rent (and the entire amount of any payment of Rent after the satisfaction and discharge of the Trust Indenture), a rate per annum equal to 1% over the Base Rate.

                  "Permitted Lien" means any Lien referred to in clauses (i)
            through (viii) of Section 6 hereof.

                  "Permitted Sublessee" means any entity domiciled in a country listed in Exhibit F hereto.

                  "Person" means any individual, corporation, partnership,
            limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Purchase Agreement" means that certain Sale and Purchase
            Agreement, dated as of February 5, 1997, between the Manufacturer and Lessee relating to the purchase by Lessee of the Aircraft (including the Manufacturer Support Agreement), as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the foregoing relates to the Aircraft.

                  "Purchase Agreement Assignment" means that certain Purchase
            Agreement Assignment [NW 1997 H], dated as of the date hereof, between Lessee and Lessor, as the same may be amended, supplemented or modified from time to time, with a form of Consent and Agreement to be executed by the Manufacturer attached thereto.

                  "Purchasers" means the Pass Through Trustees under each Pass
            Through Trust Agreement.

                  "Related Indemnitee Group" means, with respect to any
            Indemnitee, any officer, director, servant, employee, agent or Affiliate thereof.

                  "Renewal Term" means any Fixed Renewal Term or Fair Market
            Renewal Term as those terms are defined in Section 19 hereof.

                  "Rent" means Basic Rent and Supplemental Rent, collectively.

                  "Residual Agreement" means that certain Agreement (N508XJ), dated as of the date hereof, among the Manufacturer, the Owner Participant and the Owner Trustee.

                  "Secured Certificates" has the meaning assigned to that term in the Trust Indenture.

                  "Special Purchase Price" means the amount denominated as such in Exhibit B to the Lease.

                  "Stipulated Loss Value" with respect to the Aircraft as of any date through and including January 2, 2017, means, but subject always to the provisions of Section 3(d)(v) hereof, the amount determined by multiplying Lessor's Cost for the Aircraft by the percentage specified in Exhibit C hereto opposite the Stipulated Loss Value Date with respect to which the amount is determined (as such Exhibit C may be adjusted from time to time as provided in Section 3(d) hereof and in Section 7 of the Tax Indemnity Agreement). "Stipulated Loss Value" as of any date after January 2, 2017 shall be the amount determined as provided in
            Section 19(a) hereof.

                  "Stipulated Loss Value Date" means the 2nd calendar day of each calendar month during the Basic Term and any Renewal Term.

                  "Sublease" means any sublease permitted by the terms of
            Section 7(b)(x) hereof.

                  "Sublessee" means any Person for so long, but only so long, as such Person is in possession of the Airframe and/or any Engine pursuant to the terms of a Sublease which is then in effect pursuant to Section 7(b)(x) hereof.

                  "Subordination Agent" means State Street Bank and Trust
            Company of Connecticut, National Association, a national banking association, as subordination agent under the Intercreditor Agreement, or any successor thereto.

                  "Successor Residual Agreement" means an agreement in
            substantially the same form as the Residual Agreement, or with such changes in such form as are reasonably approved by the Owner Participant, among the Owner Participant, Lessor and the Manufacturer or, in lieu of the Manufacturer, another Person whose unsecured long-term debt is rated "A" or better by Standard & Poor's Rating Group or equivalent rating of Moody's Investor Services, Inc., which Successor Residual Agreement shall protect an Agreed Residual Value (as such term is used in the Residual Agreement) at the end of such Renewal Term in an amount that shall be calculated to preserve the Owner Participant's originally assumed economic return, taking into account the Basic Rent paid during the previous Renewal Terms and to be paid during such Renewal Term (such calculation to be made by the Owner Participant and subject to verification pursuant to Exhibit E hereto).

                  "Supplemental Rent" means, without duplication, (a) all
            amounts, liabilities, indemnities and obligations (other than Basic
            Rent) which Lessee assumes or agrees to pay under any Lessee Document to or on behalf of Lessor or any other Person, (b) amounts payable by Lessor pursuant to clause (b) of the third paragraph of
            Section 2.02 of the Trust Indenture, (c) Lessor's pro rata share of all compensation and reimbursement of expenses, disbursements and advances payable by Lessee under the Pass Through Trust Agreements, and (d) Lessor's pro rata share of all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the

            Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement. As used herein, "Lessor's pro rata share" means as of any time a fraction, the numerator of which is the principal balance then outstanding of Secured Certificates and the denominator of which is the aggregate principal balance then outstanding of all "Equipment Notes" (as such term is defined in the Intercreditor Agreement).

                  "Tax Indemnitee" means (i) the Owner Participant, the Owner
            Trustee, in its individual capacity and as trustee under the Trust Agreement, the Trust Estate, the Indenture Trustee, (ii) the respective Affiliates, successors and permitted assigns of each of the entities described in the preceding clause (i), and (iii) the Trust Indenture Estate.

                  "Tax Indemnity Agreement" means that certain Tax Indemnity
            Agreement [NW 1997 H], dated as of the date hereof, between the Owner Participant and Lessee, as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof.

                  "Taxes" means any and all fees (including, without limitation, license, recording, documentation and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value added, property (tangible and intangible), excise and stamp taxes), license, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any and all penalties, fines, additions to tax and interest thereon (each, individually a "Tax").

                  "Term" means the Basic Term and, if actually entered into, any
            Renewal Term.

                  "Termination Date" has the meaning set forth in Section 9(a)
            hereof.

                  "Termination Value" with respect to the Aircraft as of any date through and including January 2, 2017, means, but subject always to the provisions of Section 3(d)(v) hereof, the amount determined by multiplying Lessor's Cost for the Aircraft by the percentage specified in Exhibit D hereto opposite the Termination Date with respect to which the amount is determined (as such Exhibit D may be adjusted from time to time as provided in Section 3(d) hereof and in Section 7 of the Tax Indemnity Agreement).

                  "Transaction Expenses" means: all of the reasonable
            out-of-pocket costs, fees and expenses incurred by the Owner Trustee, the Owner Participant, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee in connection with the transactions contemplated by the Participation Agreement, the other Operative Documents, the Pass Through Trust Agreements, the Intercreditor Agreement, the Liquidity Facilities and the Underwriting

            Agreement (except, in each case, as otherwise provided therein) including, without limitation:

                        (1) the reasonable and actual fees, expenses and
                  disbursements of (A) Bingham, Dana & Gould LLP, special counsel for the Pass Through Trustee and the Indenture Trustee, (B) Ray, Quinney & Nebeker, special counsel for the Owner Trustee, (C) Shearman & Sterling, special counsel for the Underwriters, and (D) Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma;

                        (2) the initial fees and reasonable and actual
                  disbursements of the Owner Trustee under the Trust Agreement;

                        (3) the initial fee and reasonable and actual
                  disbursements of the Indenture Trustee under the Trust Indenture;

                        (4) the initial fees and expenses of the Liquidity
                  Provider, the Pass Through Trustee and the Subordination
                  Agent;

                        (5) underwriting fees and commissions;

                        (6) the fees and expenses with respect to the appraisals
                  of the Aircraft;

                        (7) the reasonable fees, expenses and disbursements of
                  Thelen, Marrin, Johnson & Bridges LLP, special counsel to the Owner Participant and the Owner Participant Guarantor, such fees not to exceed the amount previously agreed to by the Owner Participant and Lessee;

                        (8) the reasonable fees, expenses and disbursements of
                  Simpson Thacher & Bartlett and Cadwalader, Wickersham & Taft, special counsel for Lessee;

                        (9) the costs of filing and recording documents with the
                  FAA and filing Uniform Commercial Code statements in the United States;

                        (10) the reasonable fees, expenses and disbursements of
                  Powell, Goldstein, Frazer & Murphy, special counsel to the Liquidity Provider;

                        (11) the reasonable fees, expenses and disbursements of
                  Vedder, Price, Kaufman & Kammholz, special counsel to the Manufacturer; and

                        (12) the equity placement fee and reasonable
                  disbursements of Babcock and Brown Financial Corporation.

                  "Trust Agreement" means that certain Amended and Restated
            Trust Agreement [NW 1997 H], dated as of the date hereof, between the Owner Participant and First Security Bank, National Association, in its individual capacity, as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof, including, without limitation, supplementation thereof by one or more Trust Supplements entered into pursuant to the applicable provisions thereof, which Trust Agreement amended and restated in its entirety the Original Trust Agreement and continued the trusts thereby created.

                  "Trust Agreement and Indenture Supplement" or "Trust
            Supplement" means a supplement to the Trust Agreement and the Trust Indenture, substantially in the form of Exhibit A to the Trust Indenture.

                  "Trust Estate" means the Trust Estate as that term is defined in the Trust Agreement.

                  "Trust Indenture" means the Original Trust Indenture, as
            originally executed or as modified, amended or supplemented in accordance with the provisions thereof (including, without limitation, by the First Amendment to Trust Indenture).

                  "Trust Indenture Estate" has the meaning assigned to that term in the Trust Indenture.

                  "Underwriting Agreement" means that certain Underwriting
            Agreement, dated as of September 16, 1997, among Lessee, the Guarantor, and the underwriters named therein.

                  "U.S. Air Carrier" means any Certificated Air Carrier as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under the Federal Aviation Act, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

                  "Wet Lease" means any arrangement whereby the Lessee (or any
            Sublessee) agrees to furnish the Airframe and Engines or engines installed thereon to a third party pursuant to which such Airframe and Engines or engines (i) shall be operated solely by regular employees of Lessee (or any Sublessee) possessing all current certificates and licenses that would be required under the Federal Aviation Act or, if the Aircraft is not registered in the United States, all certificates and licenses required by the laws of the jurisdiction of registry, for the performance by such employees of similar functions within the United States of America or such other jurisdiction of registry (it is understood that cabin attendants need not be regular employees of Lessee (or any Sublessee)) and (ii) shall be maintained by Lessee (or any Sublessee) in accordance with its normal maintenance practices.

          SECTION 2. Acceptance and Lease. Lessor hereby agrees (subject to satisfaction of the conditions set forth in Section 5(a) of the Participation Agreement) to accept the transfer of title from and simultaneously to lease to Lessee hereunder, and Lessee hereby agrees (subject to satisfaction of the conditions set forth in Section 5(b) of the Participation Agreement) to lease from Lessor hereunder, the Aircraft as evidenced by the execution by Lessor and Lessee of a Lease Supplement leasing the Aircraft hereunder. Lessee hereby agrees that such acceptance of the Aircraft by Lessor shall, without further act, irrevocably constitute acceptance by Lessee of such Aircraft for all purposes of this Lease.

            SECTION 3. Term and Rent. (a) Basic Term. The Basic Term shall commence on the Delivery Date and end on January 2, 2017, or such earlier date as this Lease may be terminated in accordance with the provisions hereof.

            (b) [Intentionally Omitted].

            (c) Basic Rent. Lessee shall pay Basic Rent with respect to each Lease Period during the Basic Term on each Lease Period Date during the Basic Term, in consecutive installments in the amounts as provided in the next sentence, each such installment to cover the Lease Period specified in Exhibit
B. Each such installment of Basic Rent shall be equal to Lessor's Cost multiplied by the percentage for the applicable Lease Period Date specified in Exhibit B hereto. Lessor and Lessee agree that each installment of Basic Rent that is indicated to be payable in advance shall be allocated over the six-month period beginning on the Lease Period Date on which such advance payment is scheduled to be made, and each installment of Basic Rent that is indicated to be payable in arrears shall be allocated over the six-month period ending on the Lease Period Date on which such arrears payment is scheduled to be made.

            (d) Adjustments to Basic Rent.

                  (i) In the event that (A) the Delivery Date occurs other than on December 30, 1997, (B) Transaction Expenses paid by Lessor pursuant to Section 16(a) of the Participation Agreement are determined to be other than 2.0772% of Lessor's Cost, or (C) there is a change in tax law (including the issuance of proposed regulations) after December 1, 1997 and on or prior to the Delivery Date, then in each case the Basic Rent percentages set forth in Exhibit B, the Stipulated Loss Value percentages set forth in Exhibit C, the Termination Value percentages set forth in Exhibit D and the Special Purchase Price shall be recalculated by the Owner Participant, on or prior to April 30, 1998, using the same methods and assumptions used to calculate original Basic Rent, Stipulated Loss Value and Termination Value percentages and the Special Purchase Price in order to: (1) maintain the Owner Participant's Net Economic Return and (2) minimize the Net Present Value of Rents to Lessee to the extent possible consistent with clause (1) hereof. In such recalculation there will be no change in the amortization of the Secured Certificates.

                  (ii) (A) In the event of a refinancing as contemplated by
            Section 17 of the Participation Agreement, then the Basic Rent percentages set forth in Exhibit B, the Stipulated Loss Value percentages set forth in Exhibit C, the Termination Value percentages set forth in Exhibit D and the Special Purchase Price shall be recalculated (upwards or downwards) by the Owner Participant as contemplated by such Section to (1) maintain the Owner Participant's Net Economic Return and (2) to the extent possible consistent with clause (1) hereof, minimize the Net Present Value of Rents to Lessee and (B) in the event that Lessee elects to satisfy any indemnity obligation under the Tax Indemnity Agreement pursuant to Section 4(d)(ii) of the Tax Indemnity Agreement, then the Basic Rent percentages set forth in Exhibit B, the Stipulated Loss Value percentages set forth in Exhibit C, the Termination Value percentages set forth in Exhibit D and the Special Purchase Price shall be recalculated (upwards or downwards) by the Owner Participant, using the same methods and assumptions (except to the extent such assumptions shall be varied to take into account the Loss (as defined in the Tax Indemnity Agreement) that is the subject of such indemnification and any prior or contemporaneous Loss) used to calculate the Basic Rent percentages, the Stipulated Loss Value percentages, the Termination Value percentages and the Special Purchase Price on the Delivery Date, in order to (1) maintain the Owner Participant's Net Economic Return and (2) to the extent possible consistent with clause (1) hereof, minimize the Net Present Value of Rents to Lessee.

                  (iii) [Intentionally Omitted].

                  (iv) Any recalculation of Basic Rent, Stipulated Loss Value and Termination Value percentages and the Special Purchase Price pursuant to this Section 3(d) shall be determined by the Owner Participant and shall be subject to the verification procedures set forth in Exhibit E hereto. Such recalculated Basic Rent, Stipulated Loss Value and Termination Value percentages and Special Purchase Price shall be set forth in a Lease Supplement or an amendment to this Lease.

                  (v) Anything contained in the Participation Agreement or this
            Lease to the contrary notwithstanding, each installment of Basic Rent payable hereunder, whether or not adjusted in accordance with this Section 3(d), shall, and each payment of Termination Value and Stipulated Loss Value, whether or not adjusted in accordance with this Section 3(d), shall, together with all other amounts (including an amount equal to the premium, if any, payable by Lessor on the Secured Certificates) payable simultaneously by Lessee pursuant to this Lease, in each case be, under any circumstances and in any event, in an amount at least sufficient to pay in full, on the date on which such amount of Rent is due, any payments then required to be made on account of the principal of, premium, if any, and interest on the Secured Certificates. It is agreed that no installment of Basic Rent or payment of Termination Value or Stipulated Loss Value shall be increased or adjusted by reason of (i) any attachment or diversion of Rent on account of (A) Lessor Liens or (B) any Loan Participant Lien on or against the Trust Estate, any part thereof or the Operative Documents arising as a result of claims against the Indenture Trustee not related to the transactions contemplated by the Operative Documents, (ii) any modification of the payment terms of the Secured Certificates made without the prior written consent of Lessee or (iii) the acceleration of any Secured Certificate or Secured Certificates due to the occurrence of an "Event of Default" (as defined in the Trust Indenture) which does not constitute an Event of Default hereunder.

                  (vi) All adjustments to Basic Rent under this Section 3(d)
            shall be (A) in compliance with the tests of ss.ss. 4.02(5) and 4.07 of Rev. Proc. 75-28 and will not cause this Lease to constitute a "disqualified leaseback or long-term agreement" within the meaning of Section 467 of the Internal Revenue Code of 1986, as amended, as each is then in effect and (B) subject to verification pursuant to Exhibit E.

            (e) Supplemental Rent. Lessee shall pay (or cause to be paid) promptly to Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent constituting Stipulated Loss Value or Termination Value as the same shall become due and owing and all other amounts of Supplemental Rent within five days after demand or within such other relevant period as may be provided in any Operative Document, and in the event of any failure on the part of Lessee to pay any Supplemental Rent when due, Lessor shall have all rights, powers and remedies provided for herein or in any other Operative Document or by law or equity or otherwise in the case of nonpayment of Basic Rent. Lessee shall pay as Supplemental Rent the Make-Whole Amount, if any, due pursuant to Section 2.10(b) or Section 2.11 of the Trust Indenture in connection with a prepayment of the Secured Certificates upon redemption of such Secured Certificates in accordance with Section 2.10(b) or Section 2.11 of the Trust Indenture. Lessee also will pay to Lessor, or to whomsoever shall be entitled thereto, on demand, as Supplemental Rent, to the extent permitted by applicable law, interest at the Past Due Rate on any part of any installment of Basic Rent not paid when due for any period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due for the period until the same shall be paid.

            (f) Payments in General. All payments of Rent shall be made directly by Lessee (whether or not any Sublease shall be in effect) by wire transfer of immediately available funds prior to 10:30 A.M., New York time, on the date of payment, to Lessor at its account at First Security Bank, National Association, 79 South Main Street, Salt Lake City, Utah 84111, ABA No. 124-0000-12, Account No. 051-0922115, Attention: Corporate Trust Department, Credit Northwest/NW 1997 H (or such other account of Lessor in the continental United States as Lessor shall direct in a notice to Lessee at least 10 Business Days prior to the date such payment of Rent is due); provided that so long as the Trust Indenture shall not have been fully discharged, Lessor hereby irrevocably directs and Lessee agrees, that, unless the Indenture Trustee shall otherwise direct, all Rent payable to Lessor and assigned to the Indenture Trustee pursuant to the Trust Indenture shall be paid prior to 10:30 A.M., New York time on the due date thereof in funds of the type specified in this Section 3(f) directly to the Indenture Trustee at its account at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, ABA No. 011-00-0028, Account No. 9900-314-7, Attention: Corporate Trust Department, Reference: Northwest/NW 1997 H (or such other account of the Indenture Trustee in the continental United States as the Indenture Trustee shall direct in a notice to Lessee at least 10 Business Days prior to the date such payment of Rent is due). Lessor hereby directs and Lessee agrees that all payments of Supplemental Rent owing to the Indenture Trustee or to a Loan Participant or any other Certificate Holder pursuant to the Participation Agreement shall be made in Dollars in immediately available funds prior to 10:30 A.M., New York time, on the due date thereof at the office of the Indenture Trustee or at such other office of such other financial institution located in the continental United States as the party entitled thereto may so direct at least 10 Business Days prior to the due date thereof. All payments of Supplemental Rent payable to the Owner Participant, to the extent that such amounts constitute Excluded Payments (as defined in the Trust Indenture), shall be made in Dollars in immediately available funds prior to 10:30 A.M., New York time, on the due date thereof, to the account of the Owner Participant specified in Schedule I to the Participation Agreement (or to such other account as may be specified in writing by the Owner Participant from time to time).

            Notwithstanding anything to the contrary contained herein, if any date on which a payment of Rent becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such next succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date.

          SECTION 4. Lessor's Representations and Warranties. LESSOR LEASES AND LESSEE TAKES THE AIRCRAFT AND EACH PART THEREOF "AS-IS," "WHERE-IS." NEITHER LESSOR, THE INDENTURE TRUSTEE NOR ANY PARTICIPANT MAKES, HAS MADE OR SHALL BE DEEMED TO HAVE MADE, AND EACH HEREBY EXPRESSLY DISCLAIMS AND WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, WORKMANSHIP, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, except that First Security Bank, National Association, in its individual capacity, (i) represents and warrants that on the Delivery Date, Lessor shall have received whatever title to the Aircraft was conveyed to it by Lessee, (ii) represents and warrants that on the Delivery Date the Aircraft shall be free of Lessor Liens (including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens) attributable to it, (iii) covenants that it will not, through its own actions or inactions, interfere in Lessee's quiet enjoyment of the Aircraft during the Term, (iv) agrees that it will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it on or with respect to the Airframe or any Engine or any portion of the Trust Estate and (v) represents and warrants that it is a Citizen of the United States without making use of a voting trust, voting powers agreement or similar arrangement, and agrees that if at any time it shall cease to be a Citizen of the United States without making use of a voting trust, voting powers agreement or similar arrangement it will promptly resign as Owner Trustee (if and so long as such citizenship is necessary under the Federal Aviation Act as in effect at such time or, if it is not necessary, if and so long as the Owner Trustee's citizenship would have any material adverse effect on the Loan Participants, the Owner Participant or Lessee), effective upon the appointment of a successor Owner Trustee in accordance with Section 9.01 of the Trust Agreement. None of the provisions of this Lease shall be deemed to amend, modify or otherwise affect the representations, warranties or other obligations (express or implied) of the Manufacturer, any subcontractor or supplier of the Manufacturer with respect to the Airframe, the Engines or any Parts, or to release the Manufacturer, or any such subcontractor or supplier, from any such representation, warranty or obligation. Lessor covenants that during the Term (so long as this Lease shall not have been declared or deemed to have been declared in default pursuant to Section 15 hereof) it will not, through its own actions or inactions interfere in the quiet enjoyment of the Aircraft by Lessee or any Sublessee and agrees that it will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it on or with respect to the Airframe or any Engine.

          SECTION 5. Return of the Aircraft. (a) Condition Upon Return. Unless purchased by Lessee pursuant to Section 19 hereof, upon the termination of this Lease at the end of the Basic Term or any Renewal Term or pursuant to Section 9(c) or 15, Lessee, at its own expense, will return the Airframe to Lessor at a major airport in one of the forty-eight contiguous states of the United States chosen by Lessee and reasonably acceptable to Lessor (taking into account whether the state or local government of such proposed place of return would impose any transfer taxes on Lessor in connection with a sale of the Aircraft by Lessor on the date of such return while the Aircraft is located at the place of such return), and Lessee will give Lessor at least ten (10) days' prior written notice of the place of such return; provided, however, that if Lessor shall have made the request for storage pursuant to Section 5(d) hereof, Lessee shall return the Airframe to Lessor at the site of the storage at the end of the storage period. At the time of such return, Lessee will, unless otherwise requested by Lessor at least ninety (90) days prior to the return hereunder, cause the Aircraft, if it is not then so registered, to be registered under the laws of the United States with the Federal Aviation Administration in the name of the Lessor or its designee, provided that Lessee shall be relieved of its obligations under this sentence if (i) such registration is prohibited by reason of the failure of Lessor or its designee to be eligible on such date to own an aircraft registered with the Federal Aviation Administration or (ii) such registration is otherwise prohibited by applicable law; the Airframe will be fully equipped with the Engines (or other AlliedSignal

LF507 type engines or four engines of the same or another manufacturer of not less than equivalent utility, value and remaining useful life, and suitable for installation and use on the Airframe without impairing the value, utility or remaining useful life of the Aircraft; provided that all engines shall be of the same make and model) duly installed thereon. Also, at the time of such return, such Airframe and Engines or engines (i) shall be certified (or, if not then registered under the Federal Aviation Act, shall be eligible for certification) as an airworthy aircraft by the Federal Aviation Administration, (ii) shall be free and clear of all Liens (other than Lessor Liens (including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens)) and rights of third parties under pooling, interchange, overhaul, repair or other similar agreements or arrangements, (iii) shall be in as good an operating condition as when delivered by the Manufacturer to Lessee, ordinary wear and tear excepted, or, in the case of any such engines owned by Lessee, shall have a value, utility and remaining useful life at least equal to, and shall be in as good an operating condition as required by the terms hereof with respect to, Engines constituting part of the Aircraft but not then installed on the Airframe, and (iv) shall be in compliance with the return conditions, if any, set forth in (a) unless the return conditions set forth in Exhibit H are applicable, Exhibit G, or (b) Exhibit H, in the event such return occurs at the expiration of this Lease on January 2, 2017 or at the expiration of any Renewal Term but only if, in any such case, Lessor shall have irrevocably exercised its option to sell the Aircraft at such expiration, and shall be simultaneously exercising its rights, pursuant to the Residual Agreement or a Successor Residual Agreement. If a Half-Life Adjustment is required to be calculated pursuant to the terms of Exhibit H, if the Half-Life Adjustment is a positive number Lessee shall pay Lessor the Half-Life Adjustment and if the Half-Life Adjustment is a negative number Lessor shall pay Lessee the Half-Life Adjustment. In view of the fact that the required return condition of the Aircraft for purposes of the Residual Agreement are identical to Lessee's obligations herein, Lessee agrees that any determination of Half-Life Adjustment under the Residual Agreement or any Successor Residual Agreement shall be binding on Lessee for purposes of Exhibit H to this Lease. Lessee further agrees to pay to Lessor on the expiration of the Term the amount deducted from the Agreed Residual Value (as such term is used in the Residual Agreement or any comparable term is used in any Successor Residual Agreement) pursuant to clause
(y) in the definition of Agreed Residual Value. Lessor authorizes Lessee, with the participation of Lessor, to negotiate such Half-Life Adjustments and amount directly with the Manufacturer or any Person who is the counterparty to any Successor Residual Agreement.

            During the last six (6) months of the Term (unless Lessee shall have elected to purchase the Aircraft or renew this Lease in accordance with the terms of this Lease), with reasonable notice, Lessee will cooperate, and cause any Sublessee to cooperate, in all reasonable respects with the efforts of Lessor to sell or lease the Aircraft, including, without limitation, permitting prospective purchasers or lessees to inspect fully the Aircraft and the records relating thereto, provided that such cooperation shall not interfere with the operation or maintenance of the Aircraft by Lessee or any Sublessee. Without limiting the foregoing, Lessee agrees to fully cooperate with any requests by the Manufacturer under the Residual Agreement or any Person who is the counterparty to any Successor Residual Agreement in connection with the remarketing of the Aircraft.

            (b) Return of the Engines. In the event that any engine not owned by Lessor shall be delivered with the returned Airframe as set forth in paragraph
(a) of this Section 5, Lessee, concurrently with such delivery, will, at no cost to Lessor, furnish, or cause to be furnished, to Lessor a full warranty (as to title) bill of sale with respect to each such engine, in form and substance satisfactory to Lessor (together with an opinion of counsel to the effect that such full warranty bill of sale has been duly authorized and delivered and is enforceable in accordance with its terms and that such engines are free and clear of Liens other than Lessor Liens (including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens)), against receipt from Lessor of a bill of sale or other instrument evidencing the transfer, without recourse or warranty (except as to the absence of Lessor Liens, including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens), by Lessor to Lessee or its designee of all of Lessor's right, title and interest in and to any Engine constituting part of the Aircraft but not installed on the Airframe at the time of the return of the Airframe.

            (c) Fuel; Manuals. Upon the return of the Airframe upon any termination of this Lease in accordance with paragraph (a) of this Section 5,
(i) Lessor shall pay Lessee, as compensation for any fuel or oil contained in the fuel or oil tanks of such Airframe, the value of such fuel or oil at the price paid by Lessee for such fuel or oil, as the case may be, and (ii) Lessee shall deliver or cause to be delivered to Lessor all logs, manuals and data and inspection, maintenance, modification and overhaul records required to be maintained with respect thereto under applicable rules and regulations of each country under the laws of which the Aircraft has been registered during the period of operation thereof, which logs, manuals, data and records, if not maintained in English, shall be translated into English at Lessee's expense.

            (d) Storage Upon Return. If, at least sixty (60) days prior to termination of this Lease at the end of the Basic Term or any Renewal Term or pursuant to Section 9(c), Lessee receives from Lessor a written request for storage of the Aircraft upon its return hereunder, Lessee will provide Lessor, or cause Lessor to be provided, with (i) free parking facilities for the Aircraft (maintenance costs and other out-of-pocket costs other than parking fees to be for the account of Lessor) for a period not exceeding thirty (30) days commencing on the date of such termination and (ii) parking facilities for the Aircraft (maintenance costs, other out-of-pocket costs and parking fees to be for the account of Lessor) for a period not exceeding an additional thirty
(30) days commencing at the end of such initial thirty (30) day period, in each case at a location in the continental United States selected by Lessee and which Lessee would utilize as a location for the parking or storage of aircraft owned or leased by Lessee; provided that Lessee shall have no obligation to move the Aircraft from such location during the storage periods. Lessee, unless instructed by Lessor to the contrary, will maintain insurance for the Aircraft during such period not exceeding sixty (60) days and be reimbursed by Lessor for the premiums thereon.

            SECTION 6. Liens. Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, title thereto or any interest therein or in this Lease, except (i) the respective rights of Lessor as owner of the Aircraft and Lessee as herein provided, the Lien of the Trust Indenture, and any other rights existing pursuant to the Operative Documents, (ii) the rights of others under agreements or arrangements to the extent permitted by the terms of Sections 7(b) and 8(b) hereof, (iii) Lessor Liens (including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens), Loan Participant Liens, and Indenture Trustee's Liens, (iv) Liens for taxes of Lessee (or any Sublessee) either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein, or, so long as any Secured Certificates shall be outstanding, adversely affect the Lien of the Trust Indenture, (v) materialmen's, mechanics', workmen's, repairmen's, employees' or other like Liens arising in the ordinary course of Lessee's (or, if a Sublease is then in effect, Sublessee's) business (including those arising under maintenance agreements entered into in the ordinary course of business) securing obligations that are not overdue for a period of more than sixty (60) days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein or, so long as any Secured Certificates shall be outstanding, adversely affect the Lien of the Trust Indenture, (vi) Liens arising out of any judgment or award against Lessee (or any Sublessee), unless the judgment secured shall not, within sixty (60) days after the entry thereof, have been discharged, vacated, reversed or execution thereof stayed pending appeal or shall not have been discharged, vacated or reversed within sixty (60) days after the expiration of such stay, (vii) any other Lien with respect to which Lessee (or any Sublessee) shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of Lessor, and (viii) Liens approved in writing by Lessor. Lessee will promptly, at its own expense, take (or cause to be taken) such actions as may be necessary duly to discharge any such Lien not excepted above if the same shall arise at any time.

            SECTION 7. Registration, Maintenance and Operation; Possession and Subleases; Insignia. (a)(I) Registration and Maintenance. Lessee, at its own cost and expense, shall (or shall cause any Sublessee to): (i) forthwith upon the delivery thereof hereunder, cause the Aircraft to be duly registered in the name of Lessor, and, subject to the second paragraph of this Section 7(a) and
Section 8(f) of the Participation Agreement, to remain duly registered in the name of Lessor under the Federal Aviation Act, provided that Lessor shall execute and deliver all such documents as Lessee (or any Sublessee) may reasonably request for the purpose of effecting and continuing such registration, and shall not register the Aircraft or permit the Aircraft to be registered under any laws other than the Federal Aviation Act at any time except as provided in Section 8(f) of the Participation Agreement and shall cause the Trust Indenture to be duly recorded and maintained of record as a first mortgage on the Aircraft; (ii) maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) the Aircraft so as to keep the Aircraft in as good an operating condition as when delivered by the Manufacturer to Lessee, ordinary wear and tear excepted, so as to maintain in effect all material Manufacturer's warranties, and as may be necessary to enable the applicable airworthiness certification for the Aircraft to be maintained in good standing at all times (other than during temporary periods of storage in accordance with applicable regulations or during maintenance or modification permitted hereunder) under the Federal Aviation Act, except when all British Aerospace Avro 146- RJ85A aircraft powered by engines of the same type as those with which the Airframe shall be equipped at the time of such grounding and registered in the United States have been grounded by the FAA (although such certification need actually be maintained only during such periods as the Aircraft is registered in the United States), or the applicable laws of any other jurisdiction in which the Aircraft may then be registered from time to time in accordance with Section 8(f) of the Participation Agreement, and utilizing, except during any period that a Sublease is in effect, the same manner and standard of maintenance, service, repair or overhaul used by Lessee with respect to similar aircraft operated by Lessee in similar circumstances and utilizing, during any period that a Sublease is in effect, the same manner and standard of maintenance, service, repair or overhaul used by the Sublessee with respect to similar aircraft operated by the Sublessee in similar circumstances; provided, however, that in all circumstances the Aircraft shall be maintained by Lessee (or any Sublessee) in accordance with maintenance standards required by, or substantially equivalent to those required by, the FAA or the central civil aviation authority of Canada, France, Germany, Japan, the Netherlands or the United Kingdom; (iii) maintain or cause to be maintained all records, logs and other materials required to be maintained in respect of the Aircraft by the FAA or the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered; and (iv) promptly furnish or cause to be furnished to Lessor and the Owner
Participant such information as may be required to enable Lessor to file any reports required to be filed by Lessor or the Owner Participant with any governmental authority because of Lessor's ownership of the Aircraft. (II) Operation. Lessee will not maintain, use, service, repair, overhaul or operate the Aircraft (or permit any Sublessee to maintain, use, service, repair, overhaul or operate the Aircraft) in violation of any law or any rule, regulation, order or certificate of any government or governmental authority (domestic or foreign) having jurisdiction, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such authority, except to the extent Lessee (or, if a Sublease is then in effect, any Sublessee) is contesting in good faith the validity or application of any such law, rule, regulation or order in any reasonable manner which does not materially adversely affect Lessor or, so long as any Secured Certificates shall be outstanding, the first priority Lien of the Trust Indenture and does not involve any material risk of sale, forfeiture or loss of the Aircraft. Lessee will not operate the Aircraft, or permit any Sublessee to operate the Aircraft, in any area excluded from coverage by any insurance required by the terms of
Section 11; provided, however, that the failure of Lessee to comply with the provisions of this sentence shall not give rise to an Event of Default hereunder where such failure is attributable to causes beyond the reasonable control of Lessee (or any Sublessee) or to Lessee's or any Sublessee's response to extraordinary circumstances involving an isolated occurrence or isolated series of incidents not in the ordinary course of the regular operations of Lessee (or any Sublessee) and in each such case Lessee (or such Sublessee, as the case may
be) is taking all reasonable steps to remedy such failure as soon as is reasonably practicable.

            At any time after the Depreciation Period, Lessor, upon compliance with all of the terms of Section 8(f) of the Participation Agreement, shall, at the request and sole expense of Lessee, cooperate with Lessee to take all actions required to change the registration of the Aircraft to another country.

            (b) Possession and Subleases. Lessee will not, without the prior written consent of Lessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or install or permit any Engine to be installed on any airframe other than the Airframe or enter into any Wet Lease; provided that, so long as no Default of the type referred to in
Section 14(a), 14(b) or 14(e) or Event of Default shall have occurred and be continuing at the time of such sublease, delivery, transfer or relinquishment of possession or installation or such Wet Lease, and so long as the action to be taken shall not deprive the Indenture Trustee of the perfected first priority Lien of the Trust Indenture on the Airframe or (subject to the further proviso
(B) to clause (i) of this Section 7(b)) any Engine, and so long as Lessee (or any Sublessee) shall comply with the provisions of Sections 7(a) and 11 hereof, Lessee (or, except with respect to clause (x) below, any Sublessee) may, without the prior written consent of Lessor:

                  (i) subject the Airframe and the Engines or engines then
            installed thereon to normal interchange agreements or any Engine to normal pooling or similar arrangements, in each case customary in the airline industry and entered into by Lessee (or, if a Sublease is then in effect, by Sublessee) in the ordinary course of its business; provided that (A) no such agreement or arrangement contemplates or requires the transfer of title to the Airframe, (B) if Lessor's title to any Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and Lessee shall (or shall cause Sublessee to) comply with Section 10(b) hereof in respect thereof, and (C) any interchange agreement to which the Airframe may be subject shall be with a U.S. Air Carrier or a Foreign Air Carrier;

                  (ii) deliver possession of the Airframe or any Engine to the manufacturer thereof (or for delivery thereto) or to any organization (or for delivery thereto) for testing, service, repair, maintenance or overhaul work on the Airframe or Engine or any part of any thereof or for alterations or modifications in or additions to such Airframe or Engine to the extent required or permitted by the terms of Section 8(c) hereof;

                  (iii) install an Engine on an airframe which is owned by
            Lessee (or any Sublessee) free and clear of all Liens, except: (A) Permitted Liens and those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety),
            (B) the rights of third parties under interchange agreements which would be permitted under clause (i) above, provided that Lessor's title to such Engine and, if any Secured Certificates shall be outstanding, the first priority Lien of the Trust Indenture shall not be divested or impaired as a result thereof and (C) mortgage liens or other security interests, provided that (as regards this clause (C)) such mortgage liens or other security interests effectively provide that such Engine shall not become subject to the lien of such mortgage or security interest, notwithstanding the installation thereof on such airframe;

                  (iv) install an Engine on an airframe leased to Lessee (or any
            Sublessee) or purchased by Lessee (or any Sublessee) subject to a conditional sale or other security agreement, provided that (x) such airframe is free and clear of all Liens, except: (A) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe, or their assignees, and (B) Liens of the type permitted by subparagraph (iii) of this paragraph (b) and (y) such lease, conditional sale or other security agreement effectively provides that such Engine shall not become subject to the lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe;

                  (v) install an Engine on an airframe owned by Lessee (or any
            Sublessee), leased to Lessee (or any Sublessee) or purchased by Lessee (or any Sublessee) subject to a conditional sale or other security agreement under circumstances where neither subparagraph
            (iii) nor subparagraph (iv) of this paragraph (b) is applicable, provided that such installation shall be deemed an Event of Loss with respect to such Engine and Lessee shall (or shall cause any Sublessee to) comply with Section 10(b) hereof in respect thereof, Lessor not intending hereby to waive any right or interest it may have to or in such Engine under applicable law until compliance by Lessee with such Section 10(b);

                  (vi) to the extent permitted by Section 8(b) hereof, subject any appliances, Parts or other equipment owned by Lessor and removed from the Airframe or any Engine to any pooling arrangement referred to in Section 8(b) hereof;

                  (vii) subject (or permit any Sublessee to subject) the
            Airframe or any Engine to the Civil Reserve Air Fleet Program and transfer (or permit any Sublessee to transfer) possession of the Airframe or any Engine to the United States of America or any instrumentality or agency thereof pursuant to the Civil Reserve Air Fleet Program, so long as Lessee (or any Sublessee) shall (A) promptly notify Lessor upon subjecting the Airframe or any Engine to the Civil Reserve Air Fleet Program in any contract year and provide Lessor with the name and address of the Contracting Office Representative for the Air Mobility Command of the United States Air Force to whom notice must be given pursuant to Section 15 hereof, and (B) promptly notify Lessor upon transferring possession of the Airframe or any Engine to the United States of America or any agency or instrumentality thereof pursuant to such program;

                  (viii) for a period not to extend beyond the end of the Term, enter into a Wet Lease for the Airframe and Engines or engines then installed thereon with any third party; provided that if Lessee (or any Sublessee) shall enter into any Wet Lease for a period of more than one year (including renewal options) Lessee shall provide Lessor written notice of such Wet Lease (such notice to be given prior to entering into such Wet Lease, if practicable, but in any event promptly after entering into such Wet Lease);

                  (ix) for a period not to extend beyond the end of the Term, transfer possession of the Airframe or any Engine to the United States of America or any instrumentality or agency thereof pursuant to a contract, a copy of which shall be provided to Lessor; or

                  (x) Lessee may, at any time, enter into any sublease with (1)
            a U.S. Air Carrier, (2) any Person approved in writing by Lessor, which approval shall not be unreasonably withheld or (3) after the Depreciation Period, any Permitted Sublessee if (A) in any such case, the Sublessee under such sublease is not subject to a proceeding or final order under applicable bankruptcy, insolvency or reorganization laws on the date such sublease is entered into, (B) in the event that the Sublessee under such sublease is a foreign air carrier (other than a foreign air carrier principally based in Taiwan), the United States maintains diplomatic relations with the country in which such proposed Sublessee is principally based at the time such sublease is entered into (or, in the case of a sublease to a proposed Sublessee principally based in Taiwan, maintains diplomatic relations at least as good as those in effect on the Delivery Date) and (C) in the event that the Sublessee under such sublease is a foreign air carrier, Lessor and the Indenture Trustee shall have received an opinion of counsel to Lessee to the effect that (I) the terms of the proposed sublease will be legal, valid, binding and (subject to customary exceptions in foreign opinions generally) enforceable against the proposed Sublessee in the country in which the proposed Sublessee is principally based, (II) there exist no possessory rights in favor of the Sublessee under such Sublease under the laws of such Sublessee's country of domicile that would, upon bankruptcy or insolvency of or other default by Lessee and assuming at such time such Sublessee is not insolvent or bankrupt, prevent the return or repossession of the Aircraft in accordance with the terms of this Lease, (III) the laws of such Sublessee's country of domicile require fair compensation by the government of such jurisdiction payable in currency freely convertible into Dollars for the loss of use of the Aircraft in the event of the requisition by such government of such use, and (IV) the laws of such Sublessee's country of domicile would give recognition to Lessor's title to the Aircraft, to the registry of the Aircraft in the name of the Lessor (or Lessee, as "lessee", or the proposed Sublessee, as "sublessee", as appropriate) and to the Lien of the Trustee Indenture, provided, however, that no sublease entered into pursuant to this clause (x) shall extend beyond the expiration of the Basic Term or any Renewal Term then in effect unless Lessee shall have irrevocably committed to purchase the Aircraft.

            The rights of any Sublessee or other transferee who receives possession by reason of a transfer permitted by this paragraph (b) (other than the transfer of an Engine which is deemed an Event of Loss) shall be effectively subject and subordinate to, and any Sublease permitted by this paragraph (b) shall be expressly subject and subordinate to, all the terms of this Lease and to the Lien of the Trust Indenture, including, without limitation, the covenants contained in Section 7(a) hereof and Lessor's rights to repossession pursuant to Section 15 hereof and to avoid such Sublease upon such repossession, and Lessee shall remain primarily liable hereunder for the performance of all of the terms of this Lease to the same extent as if such Sublease or transfer had not occurred, and, except as otherwise provided herein, the terms of any such Sublease shall not permit any Sublessee to take any action not permitted to be taken by Lessee in this Lease with respect to the Aircraft. No pooling agreement, sublease or other relinquishment of possession of the Airframe or any Engine or Wet Lease shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder or constitute a waiver of Lessor's rights or remedies hereunder. Any sublease permitted under this Section 7(b) shall expressly prohibit any further sub-sublease by the Sublessee. Lessor agrees, for the benefit of Lessee (and any Sublessee) and for the benefit of any mortgagee or other holder of a security interest in any engine (other than an Engine) owned by Lessee (or any Sublessee), any lessor of any engine (other than an Engine) leased to Lessee (or any Sublessee) and any conditional vendor of any engine (other than an Engine) purchased by Lessee (or any Sublessee) subject to a conditional sale agreement or any other security agreement, that no interest shall be created hereunder in any engine so owned, leased or purchased and that none of Lessor, its successors or assigns will acquire or claim, as against Lessee (or any Sublessee) or any such mortgagee, lessor or conditional vendor or other holder of a security interest or any successor or assignee of any thereof, any right, title or interest in such engine as the result of such engine being installed on the Airframe; provided, however, that such agreement of Lessor shall not be for the benefit of any lessor or secured party of any airframe (other than the Airframe) leased to Lessee (or any Sublessee) or purchased by Lessee (or any Sublessee) subject to a conditional sale or other security agreement or for the benefit of any mortgagee of or any other holder of a security interest in an airframe owned by Lessee (or any Sublessee), unless such lessor, conditional vendor, other secured party or mortgagee has expressly agreed (which agreement may be contained in such lease, conditional sale or other security agreement or mortgage) that neither it nor its successors or assigns will acquire, as against Lessor, any right, title or interest in an Engine as a result of such Engine being installed on such airframe. Lessee shall provide to the Owner Participant and the Indenture Trustee (i) written notice of any Sublease hereunder (such notice to be given not later than five days prior to entering into such Sublease, if practicable, but in any event promptly after entering into any such Sublease) and (ii) a copy of each Sublease which has a term of more than three months.

            (c) Insignia. On or prior to the Delivery Date, or as soon as practicable thereafter, Lessee agrees to affix and maintain (or cause to be affixed and maintained), at its expense, in the cockpit of the Airframe adjacent to the airworthiness certificate therein and on each Engine a nameplate bearing the inscription:

                                 Leased From

         First Security Bank, National Association, as Owner Trustee,
                                    Lessor
and, for so long as the Airframe and each Engine shall be subject to the Lien of the Trust Indenture, bearing the following additional inscription:

                                 Mortgaged To

                     State Street Bank and Trust Company,
                             as Indenture Trustee

(such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Lessor or successor Indenture Trustee, in each case as permitted under the Operative Documents). Except as above provided, Lessee will not allow the name of any Person to be placed on the Airframe or on any Engine as a designation that might be interpreted as a claim of ownership; provided that nothing herein contained shall prohibit Lessee (or any Sublessee) from placing its customary colors and insignia on the Airframe or any Engine.

            SECTION 8. Replacement and Pooling of Parts; Alterations, Modifications and Additions. (a) Replacement of Parts. Lessee, at its own cost and expense, will promptly replace or cause to be replaced all Parts which may from time to time be incorporated or installed in or attached to the Airframe or any Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in paragraph (c) of this Section 8 or if the Airframe or an Engine to which a Part relates has suffered an Event of Loss. In addition, Lessee (or any Sublessee) may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that Lessee (or any Sublessee), except as otherwise provided in paragraph (c) of this Section 8, will, at its own cost and expense, replace such Parts as promptly as practicable. All replacement Parts shall be free and clear of all Liens (except for Permitted Liens and pooling arrangements to the extent permitted by paragraph (b) of this Section 8 and except in the case of replacement property temporarily installed on an emergency basis) and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. Except as otherwise provided in paragraph (c) of this Section 8, all Parts at any time removed from the Airframe or any Engine shall remain the property of Lessor, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to the Airframe or such Engine and which meet the requirements for replacement Parts specified above. Immediately upon any replacement part becoming incorporated or installed in or attached to the Airframe or any Engine as above provided, without further act (subject only to Permitted Liens and any pooling arrangement to the extent permitted by paragraph (b) of this Section 8 and except in the case of replacement property temporarily installed on an emergency basis), (i) title to such replacement Part shall thereupon vest in Lessor, (ii) such replacement Part shall become subject to this Lease and be deemed part of the Airframe or such Engine for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine, and (iii) title to the replaced Part shall thereupon vest in Lessee (or, if a Sublease is then in effect, any Sublessee), free and clear of all rights of Lessor, and shall no longer be deemed a Part hereunder.

            (b) Pooling of Parts. Any Part removed from the Airframe or any Engine as provided in paragraph (a) of this Section 8 may be subjected by Lessee (or any Sublessee) to a normal pooling arrangement customary in the airline industry of which Lessee (or, if a Sublease is then in effect, any Sublessee) is a party entered into in the ordinary course of Lessee's (or any Sublessee's) business; provided that the Part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with such paragraph (a) as promptly as practicable after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to the Airframe or any Engine in accordance with such paragraph (a) may be owned by any third party subject to such a normal pooling arrangement, provided that Lessee (or any Sublessee), at its expense, as promptly thereafter as practicable, either (i) causes title to such replacement Part to vest in Lessor in accordance with such paragraph (a) by Lessee (or any Sublessee) acquiring title thereto for the benefit of, and transferring such title to, Lessor free and clear of all Liens except Permitted Liens (other than pooling arrangements) or (ii) replaces such replacement Part by incorporating or installing in or attaching to the Airframe or Engine a further replacement Part owned by Lessee (or any Sublessee) free and clear of all Liens except Permitted Liens (other than pooling arrangements) and by causing title to such further replacement Part to vest in Lessor in accordance with such paragraph (a).

            (c) Alterations, Modifications and Additions. Lessee, at its own expense, will make (or cause to be made) such alterations and modifications in and additions to the Airframe and Engines as may be required from time to time to meet the applicable standards of the FAA or any other governmental authority having jurisdiction; provided, however, that Lessee (or, if a Sublease is then in effect, any Sublessee) may, in good faith, contest the validity or application of any such law, rule, regulation or order in any reasonable manner which does not adversely affect Lessor or, so long as any Secured Certificates are outstanding, the Indenture Trustee. In addition, Lessee (or any Sublessee), at its own expense, may from time to time add further parts or accessories and make such alterations and modifications in and additions to the Airframe or any Engine as Lessee (or any Sublessee) may deem desirable in the proper conduct of its business, including, without limitation, removal of Parts which Lessee (or any Sublessee) has determined in its reasonable judgment to be obsolete or no longer suitable or appropriate for use on the Airframe or such Engine (such parts, "Obsolete Parts"); provided that no such alteration, modification or addition shall by more than a de minimis amount diminish the value, utility or remaining useful life of the Airframe or such Engine below the value, utility or remaining useful life thereof immediately prior to such alteration, modification or addition, assuming the Airframe or such Engine was then in the condition required to be maintained by the terms of this Lease, except that the value (but not the utility or remaining useful life) of the Airframe or any Engine may be reduced by the value of Obsolete Parts which shall have been removed so long as the aggregate original cost of all Obsolete Parts which shall have been removed and not replaced shall not exceed $200,000. Title to all Parts incorporated or installed in or attached or added to the Airframe or an Engine as the result of such alteration, modification or addition (the "Additional Parts") shall, without further act, vest in Lessor. Notwithstanding the foregoing sentence, Lessee (or any Sublessee) may remove or suffer to be removed any Additional Part, provided that such Additional Part (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Airframe or any Engine at the time of delivery thereof hereunder or any Part in replacement of, or substitution for, any such Part, (ii) is not required to be incorporated or installed in or attached or added to the Airframe or any Engine pursuant to the terms of Section 7 hereof or the first sentence of this paragraph (c) and (iii) can be removed from the Airframe or such Engine without diminishing or impairing the value, utility or remaining useful life which the Airframe or such Engine would have had at the time of removal had such alteration, modification or addition not occurred, assuming that such Airframe or Engine was in the condition and repair required to be maintained by the terms hereof. Upon the removal by Lessee (or Sublessee) of any Part as provided above, title thereto shall, without further act, vest in Lessee (or any Sublessee, as the case may be) and such Part shall no longer be deemed part of the Airframe or Engine from which it was removed. Any Part not removed by Lessee (or any Sublessee) as above provided prior to the return of the Airframe or Engine to Lessor hereunder shall remain the property of Lessor.

            SECTION 9. Voluntary Termination. (a) Termination Event. (1) [Intentionally Omitted].

            (2) Lessee shall have the right to elect to terminate this Lease on any Lease Period Date occurring on or after the fifth anniversary of the Delivery Date if Lessee shall have made the good faith determination, which shall be evidenced by a resolution duly adopted by its Board of Directors (or the Executive Committee thereof), that the Aircraft is obsolete or surplus to its needs.

            (3) Lessee shall give to Lessor at least one hundred twenty (120) days' revocable advance written notice of Lessee's intention to so terminate this Lease (any such notice, a "Termination Notice") specifying (i) the Lease Period Date on which Lessee intends to terminate this Lease in accordance with this Section 9 (such specified date, a "Termination Date") and (ii) that Lessee has determined that the Aircraft is obsolete or surplus to its needs. Any Termination Notice shall become irrevocable fifteen (15) days prior to the Termination Date.

            (b) [Intentionally Omitted].

            (c) Optional Sale of the Aircraft. In the event that Lessee shall have exercised its right to terminate this Lease under Section 9(a)(2), then during the period from the giving of the notice referred to in Section 9(a)(3) until the proposed Termination Date (unless Lessee shall have revoked the Termination Notice specifying such proposed Termination Date), Lessee, as agent for Lessor and at no expense to Lessor, shall use commercially reasonable efforts to obtain all-cash bids in the worldwide market for the purchase of the Aircraft and, in the event it receives any bid, Lessee shall, within five Business Days after receipt thereof and at least ten Business Days prior to the proposed Termination Date, certify to Lessor in writing the amount and terms of such bid, and the name and address of the party or parties (who shall not be Lessee or any Affiliate of Lessee or any Person with whom Lessee or any such Affiliate has an arrangement or understanding regarding the future use of the Aircraft by Lessee or any such Affiliate but who may be the Owner Participant, any Affiliate thereof or any Person contacted by the Owner Participant) submitting such bid. After Lessee shall have certified to Lessor all bids received, the Owner Participant, any Affiliate thereof or any Person contacted by the Owner Participant may submit a further bid or bids to Lessee not later than five Business Days prior to the Termination Date proposed by Lessee (unless Lessee shall have revoked the Termination Notice specifying such proposed Termination Date). Subject to the next succeeding sentence, on or before the Termination Date, subject to the release of all mortgage and security interests with respect to the Aircraft under the Trust Indenture: (1) Lessee shall deliver the Aircraft, or cause the Aircraft to be delivered, to the bidder(s), if any, which shall have submitted the highest all-cash bid therefor at least ten (or, in the case of the Owner Participant, any Affiliate thereof, or Person contacted by the Owner Participant, five) Business Days prior to such Termination Date, in the same manner and in the same condition and otherwise in accordance with all the terms of this Lease as if delivery were made to Lessor pursuant to Section 5, and shall duly transfer to Lessor title to any engines not owned by Lessor all in accordance with the terms of Section 5, (2) Lessor shall comply with the terms of the Trust Indenture and shall, without recourse or warranty (except as to the absence of Lessor Liens, including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens), subject to prior or concurrent payment by Lessee of all amounts due under clause (3) of this sentence, sell all of Lessor's right, title and interest in and to the Aircraft for cash in Dollars to such bidder(s), the total sales price realized at such sale to be retained by Lessor, and (3) Lessee shall simultaneously pay or cause to be paid to Lessor in funds of the type specified in Section 3(f) hereof, an amount equal to the sum of (A) the excess, if any, of (i) the Termination Value for the Aircraft, computed as of the Termination Date, over (ii) the net cash proceeds from the sale of the Aircraft after deducting the reasonable expenses, including reasonable brokerage commissions and transfer taxes, incurred by Lessor in connection with such sale, (B) all unpaid Basic Rent with respect to the Aircraft due prior to such Termination Date and, if such Basic Rent is payable in arrears on such Termination Date as indicated on Exhibit B, on such Termination Date, and all unpaid Supplemental Rent due on or prior to the Termination Date with respect to the Aircraft, and (C) the Make-Whole Amount, if any, due on the Secured Certificates, and upon such payment Lessor simultaneously will transfer to Lessee, without recourse or warranty (except as to the absence of Lessor Liens, including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens), all of Lessor's right, title and interest in and to any Engines constituting part of the Aircraft which were not sold with the Aircraft. Notwithstanding the preceding sentence, Lessor may, if Lessee has not revoked the Termination Notice, elect to retain title to the Aircraft. If Lessor so elects, Lessor shall give to Lessee written notice of such election at least five Business Days prior to the Termination Date accompanied by an irrevocable undertaking by the Owner Participant to make available to Lessor for payment to the Indenture Trustee on the Termination Date the amount required to pay in full the unpaid principal amount of the Secured Certificates outstanding on the Termination Date plus interest accrued thereon through the Termination Date and, without affecting the obligations of Lessee in respect of such amounts under the second succeeding sentence, together with the Make-Whole Amount, if any, due on the Secured Certificates. Upon receipt of notice of such an election by Lessor and the accompanying undertaking by the Owner Participant, Lessee shall cease its efforts to obtain bids as provided above and shall reject all bids theretofore or thereafter received. On the Termination Date, Lessor shall (subject to the payment by Lessee of all Rent due on or prior to such date as set forth below) pay in full the unpaid principal amount of the Secured Certificates outstanding on the Termination Date plus interest accrued thereon through the Termination Date together with all Make-Whole Amount, if any, due on the Secured Certificates and, so long as the Secured Certificates are paid as aforesaid, Lessee shall deliver the Airframe and Engines or engines to Lessor in accordance with Section 5 and shall pay all Basic Rent due prior to the Termination Date and, if such Basic Rent is payable in arrears on such Termination Date as indicated on Exhibit B, on such Termination Date, and all Supplemental Rent (other than Termination Value) due on or prior to the Termination Date, including Supplemental Rent of the type described in the second sentence of Section 3(e). If no sale shall have occurred on the Termination Date and Lessor has not made the payment contemplated by the preceding sentence and thereby caused this Lease to terminate, or if Lessee revokes its Termination Notice, this Lease shall continue in full force and effect as to the Aircraft, Lessee shall pay the reasonable costs and expenses incurred by the Owner Participant and Lessor (unless such failure to terminate the Lease is a consequence of the failure of Lessor or the Owner Participant without due cause to make, or cause to be made, the payment referred to in the immediately preceding sentence), if any, in connection with preparation for such sale and Lessee may give one or more additional Termination Notices in accordance with Section 9(a)(2), subject to the last sentence of this Section 9(c). In the event of any such sale or such retention of the Aircraft by Lessor and upon compliance by Lessee with the provisions of this paragraph, the obligation of Lessee to pay Basic Rent or any other amounts hereunder shall cease to accrue and this Lease shall terminate. Lessor may, but shall be under no duty to, solicit bids, inquire into the efforts of Lessee to obtain bids or otherwise take any action in connection with any such sale other than to transfer (in accordance with the foregoing provisions) to the purchaser named in the highest bid certified by Lessee to Lessor all of Lessor's right, title and interest in the Aircraft, against receipt of the payments provided herein. Lessee may revoke a Termination Notice given pursuant to Section 9(a)(2) no more than two times during the Term.

            (d) Termination as to Engines. So long as no Event of Default shall have occurred and be continuing, Lessee shall have the right at its option at any time during the Term, on at least thirty (30) days' prior written notice, to terminate this Lease with respect to any Engine. In such event, and prior to the date of such termination, Lessee shall replace such Engine hereunder by complying with the terms of Section 10(b) to the same extent as if an Event of Loss had occurred with respect to such Engine, and Lessor shall transfer such right, title and interest as it may have to the replaced Engine as provided in
Section 5(b). No termination of this Lease with respect to any Engine as contemplated by this Section 9(d) shall result in any reduction of Basic Rent.

            SECTION 10. Loss, Destruction, Requisition, etc. (a) Event of Loss with Respect to the Aircraft. Upon the occurrence of an Event of Loss with respect to the Airframe or the Airframe and the Engines and/or engines then installed thereon, Lessee shall forthwith (and in any event, within fifteen (15) days after such occurrence) give Lessor written notice of such Event of Loss, and within forty-five (45) days after such Event of Loss Lessee shall give Lessor written notice of its election to perform one of the following options (it being agreed that if Lessee shall not have given such notice of election within such period, Lessee shall be deemed to have elected the option set forth in clause (i) below). Lessee may elect either to:

                  (i) make the payments specified in this clause (i), in which event not later than the earlier of (x) the Business Day next succeeding the 120th day following the occurrence of such Event of Loss or (y) an earlier Business Day irrevocably specified fifteen
            (15) days in advance by notice from Lessee to Lessor and the Indenture Trustee (the "Loss Payment Date"), Lessee shall pay or cause to be paid to Lessor in funds of the type specified in Section 3(f) hereof, an amount equal to the Stipulated Loss Value of the Aircraft corresponding to the Stipulated Loss Value Date occurring on or immediately following the Loss Payment Date; provided, however, that if a Lease Period Date shall occur on or prior to the Loss Payment Date with respect to which Stipulated Loss Value is determined, Lessee shall pay on such Lease Period Date an amount equal to the Basic Rent that would have been due on (but only to the extent payable in arrears as indicated on Exhibit B) or prior to such Lease Period Date if such Event of Loss had not occurred, or

                  (ii) so long as no Default of the type referred to in Section
            14(a), 14(b) or 14(e) or Event of Default shall have occurred and be continuing, substitute an aircraft or an airframe or an airframe and one or more engines, as the case may be;

provided that, if Lessee does not perform its obligation to effect such substitution in accordance with this Section 10(a), during the period of time provided herein, then Lessee shall pay or cause to be paid to Lessor on the Business Day next succeeding the 120th day following the occurrence of such Event of Loss the amount specified in clause (i) above.

            At such time as Lessor shall have received the amounts specified in subparagraph (i) above, together with all other amounts that then may be due hereunder (including, without limitation, all Basic Rent due before the date of such payment and all Supplemental Rent), under the Participation Agreement and under the Tax Indemnity Agreement, (1) the obligation of Lessee to pay the installments of Basic Rent, Supplemental Rent, Stipulated Loss Value, Termination Value or any other amount shall cease to accrue, (2) this Lease shall terminate, (3) Lessor will comply with the terms of the Trust Indenture and transfer to or at the direction of Lessee, without recourse or warranty (except as to the absence of Lessor Liens, including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens), all of Lessor's right, title and interest in and to the Airframe and any Engines subject to such Event of Loss, as well as any Engines not subject to such Event of Loss, and furnish to or at the direction of Lessee a bill of sale in form and substance reasonably satisfactory to Lessee (or any Sublessee), evidencing such transfer, and

(4) Lessee will be subrogated to all claims of Lessor, if any, against third parties, for damage to or loss of the Airframe and any Engines which were subject to such Event of Loss to the extent of the then insured value of the Aircraft.

            In the event Lessee shall elect to substitute an aircraft (or an airframe or an airframe and one or more engines, as the case may be) Lessee shall, at its sole expense, not later than the Business Day next succeeding the 120th day following the occurrence of such Event of Loss, (A) convey or cause to be conveyed to Lessor and to be leased by Lessee hereunder, an aircraft (or an airframe or an airframe and one or more engines which, together with the Engines constituting a part of the Aircraft but not installed thereon at the time of such Event of Loss constitute the Aircraft) free and clear of all Liens (other than Permitted Liens) and having a value, utility and remaining useful life (without regard to hours or cycles) at least equal to the Aircraft subject to such Event of Loss assuming that the Aircraft had been maintained in accordance with this Lease; provided that any aircraft, airframe or engine so substituted hereunder shall be of the same or improved model as those initially leased hereunder and any airframe so substituted hereunder shall have been delivered by the Manufacturer pursuant to the Purchase Agreement on a date after the Airframe was delivered by the Manufacturer pursuant to the Purchase Agreement and Lessee shall comply with the provisions of any asset value agreement applicable to such substituted airframe which are comparable to Section 10(d) of the Asset Value Agreement and (B) prior to or at the time of any such substitution, Lessee (or any Sublessee), at its own expense, will (1) furnish Lessor with a full warranty bill of sale and a Federal Aviation Administration bill of sale, in form and substance reasonably satisfactory to Lessor, evidencing such transfer of title,
(2) cause a Lease Supplement and a Trust Supplement to be duly executed by Lessee and filed for recording pursuant to the Federal Aviation Act, or the applicable laws, rules and regulations of any other jurisdiction in which the Airframe may then be registered as permitted by Section 8(f) of the Participation Agreement, (3) cause a financing statement or statements with respect to such substituted property to be filed in such place or places as are deemed necessary or desirable by Lessor to perfect its and the Indenture Trustee's interest therein and herein, (4) furnish Lessor with such evidence of compliance with the insurance provisions of Section 11 with respect to such substituted property as Lessor may reasonably request, (5) furnish Lessor with copies of the documentation required to be provided by Lessee pursuant to
Section 5.06 of the Trust Indenture, and Lessor simultaneously will comply with the terms of the Trust Indenture and transfer to or at the direction of Lessee, without recourse or warranty (except as to the absence of Lessor Liens, including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens), all of Lessor's right, title and interest, if any, in and to the Aircraft or the Airframe and one or more Engines, as the case may be, with respect to which such Event of Loss occurred and furnish to or at the direction of Lessee a bill of sale in form and substance reasonably satisfactory to Lessee (or any Sublessee), evidencing such transfer, (6) furnish Lessor with an opinion of counsel (which shall be Cadwalader, Wickersham & Taft and, if not, other counsel chosen by Lessee and reasonably acceptable to Lessor) reasonably satisfactory to Lessor to the effect that Lessor and the Indenture Trustee as assignee of Lessor will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the substitute aircraft, provided that such opinion need not be delivered to the extent that immediately prior to such substitution the benefits of Section 1110 of the U.S. Bankruptcy Code were not, solely by reason of a change in law or governmental interpretation thereof, available to Lessor and, so long as any Secured Certificates are outstanding, the Indenture Trustee as assignee of Lessor's rights under the Lease with respect to the Aircraft, and (7) Lessee will be subrogated to all claims of Lessor, if any, against third parties for damage to or loss of the Airframe and any Engine which were subject to such Event of Loss to the extent of the then insured value of the Aircraft. For all purposes hereof, the property so substituted shall after such transfer be deemed part of the property leased hereunder and shall be deemed an "Aircraft", "Airframe" and "Engine", as the case may be, as defined herein. No Event of Loss with respect to the Airframe or the Airframe and the Engines or engines then installed thereon for which substitution has been elected pursuant to Section 10(a)(ii) hereof shall result in any reduction in Basic Rent.

            (b) Event of Loss with Respect to an Engine. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, Lessee shall forthwith (and in any event, within fifteen days after such occurrence) give Lessor written notice thereof and shall, within sixty (60) days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor, as replacement for the Engine with respect to which such Event of Loss occurred, title to another AlliedSignal LF507 type engine (or engine of the same or another manufacturer of the same, an equivalent or an improved model and suitable for installation and use on the Airframe without impairing the value, utility or remaining useful life of the Aircraft; provided that all Engines shall be of the same make and model) free and clear of all Liens (other than Permitted Liens, which engine may upon its transfer to Lessor become subject to any and all Permitted Liens) and having a value, utility and remaining useful life (without regard to hours or cycles) at least equal to the Engine subject to such Event of Loss assuming that such Engine had been maintained in accordance with this Lease. Prior to or at the time of any such conveyance, Lessee, at its own expense, will (i) furnish Lessor with a warranty (as to title) bill of sale, in form and substance reasonably satisfactory to Lessor, with respect to such replacement engine, (ii) cause a Lease Supplement and Trust Supplement to be duly executed by Lessee and to be filed for recording pursuant to the Federal Aviation Act, or the applicable laws, rules and regulations of any other jurisdiction in which the Airframe may then be registered as permitted by
Section 8(f) of the Participation Agreement, (iii) furnish Lessor with such evidence of compliance with the insurance provisions of Section 11 hereof with respect to such replacement engine as Lessor may reasonably request and furnish Lessor with copies of the documentation required to be provided by Lessee pursuant to Section 5.06 of the Trust Indenture, and Lessor will comply with the terms of the Trust Indenture and transfer to or at the direction of Lessee without recourse or warranty (except as to absence of Lessor Liens, including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens) all of Lessor's right, title and interest, if any, in and to (A) the Engine with respect to which such Event of Loss occurred and furnish to or at the direction of Lessee a bill of sale in form and substance reasonably satisfactory to Lessee, evidencing such transfer and (B) all claims, if any, against third parties, for damage to or loss of the Engine subject to such Event of Loss, and such Engine shall thereupon cease to be the Engine leased hereunder. For all purposes hereof, each such replacement engine shall, after such conveyance, be deemed part of the property leased hereunder, and shall be deemed an "Engine". No Event of Loss with respect to an Engine under the circumstances contemplated by the terms of this paragraph (b) shall result in any reduction in Basic Rent.

            (c) Application of Payments from Governmental Authorities for Requisition of Title, etc. Any payments (other than insurance proceeds the application of which is provided for in Section 11) received at any time by Lessor or by Lessee from any governmental authority or other Person with respect to an Event of Loss will be applied as follows:

                  (i) if payments are received with respect to the Airframe (or the Airframe and any Engine or engines then installed thereon), (A) unless the same are replaced pursuant to the last paragraph of
            Section 10(a), after reimbursement of Lessor (as provided in Section
            7.01 of the Trust Agreement) for reasonable costs and expenses, so much of such payments remaining as shall not exceed the Stipulated Loss Value required to be paid by Lessee pursuant to Section 10(a), shall be applied in reduction of Lessee's obligation to pay Stipulated Loss Value, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of Stipulated Loss Value, and following the foregoing application, the balance, if any, of such payments will be paid over to, or retained by Lessee, provided that Lessor shall be entitled to so much of the excess, if any, of such payment over the Stipulated Loss Value as is attributable to compensation for loss of Lessor's interest in the Aircraft as distinguished from the loss of use of the Aircraft; or (B) if such property is replaced pursuant to the last paragraph of Section 10(a), such payments shall be paid over to, or retained by, Lessee; provided that Lessee shall have fully performed or, concurrently therewith, will fully perform the terms of the last paragraph of Section 10(a) with respect to the Event of Loss for which such payments are made; and

                  (ii) if such payments are received with respect to an Engine under circumstances contemplated by Section 10(b) hereof, so much of such payments remaining after reimbursement of Lessor (as provided for in Section 7.01 of the Trust Agreement) for reasonable costs and expenses shall be paid over to, or retained by, Lessee, provided that Lessee shall have fully performed, or concurrently therewith will perform, the terms of Section 10(b) with respect to the Event of Loss for which such payments are made.

            (d) Requisition for Use of the Aircraft by the United States Government or the Government of Registry of the Aircraft. In the event of the requisition for use of the Airframe and the Engines or engines installed on the Airframe during the Term by the United States Government or any other government of registry of the Aircraft or any instrumentality or agency of any thereof, Lessee shall promptly notify Lessor of such requisition, and all of

Lessee's obligations under this Lease Agreement with respect to the Aircraft shall continue to the same extent as if such requisition had not occurred, provided that if such Airframe and Engines or engines installed thereon are not returned by such government prior to the end of the Term, Lessee shall be obligated to return the Airframe and such Engines or engines to Lessor pursuant to, and in all other respects in compliance with the provisions of, Section 5 promptly on the date of such return by such government. If, in the event of any such requisition, Lessee shall fail to return the Aircraft on or before the thirtieth day beyond the end of the Term, such failure shall constitute an Event of Loss which shall be deemed to have occurred on the last day of the Term and in such event Lessee shall make the payment contemplated by Section 10(a)(i) in respect of such Event of Loss; provided, however, that Lessor may notify Lessee in writing on or before the twentieth day prior to the last day of the Term that, in the event Lessee shall fail by reason of such requisition to return the Airframe and such Engines or engines on or before the thirtieth day beyond the end of the Term, such failure shall not be deemed an Event of Loss. Upon the giving of such notice and such failure to return by the thirtieth day beyond the end of the Term, Lessee shall be relieved of all of its obligations pursuant to the provisions of Section 5 (including Exhibits G and H) but not under any other Section, except that if any engine not owned by Lessor shall then be installed on the Airframe, Lessee will, at no cost to Lessor, furnish, or cause to be furnished, to Lessor a full warranty (as to title) bill of sale with respect to each such engine, in form and substance reasonably satisfactory to Lessor (together with an opinion of counsel to the effect that such full warranty bill of sale has been duly authorized and delivered and is enforceable in accordance with its terms and that such engines are free and clear of Liens other than Lessor Liens (including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens), Loan Participant Liens and Indenture Trustee Liens), against receipt from Lessor of a bill of sale evidencing the transfer, without recourse or warranty (except as to the absence of Lessor Liens, including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens), by Lessor to Lessee or its designee of all of Lessor's right, title and interest in and to any Engine constituting part of the Aircraft but not then installed on the Airframe. All payments received by Lessor or Lessee from such government for the use of such Airframe and Engines or engines during the Term shall be paid over to, or retained by, Lessee (or, if directed by Lessee, any Sublessee); and all payments received by Lessor or Lessee from such government for the use of such Airframe and Engines or engines after the end of the Term shall be paid over to, or retained by, Lessor unless Lessee shall have exercised its purchase option hereunder, in which case such payments shall be made to Lessee.

            (e) Requisition for Use of an Engine by the United States Government or the Government of Registry of the Aircraft. In the event of the requisition for use of an Engine by the United States Government or any other government of registry of the Aircraft or any agency or instrumentality of any thereof (other than in the circumstances contemplated by subsection (d)), Lessee shall replace such Engine hereunder by complying (or causing any Sublessee to comply) with the terms of Section 10(b) to the same extent as if an Event of Loss had occurred with respect thereto, and, upon compliance with Section 10(b) hereof, any payments received by Lessor or Lessee from such government with respect to such requisition shall be paid over to, or retained by, Lessee.

            (f) Application of Payments During Existence of Event of Default. Any amount referred to in this Section 10 which is payable to or retainable by Lessee (or any Sublessee) shall not be paid to or retained by Lessee (or such Sublessee) if at the time of such payment or retention an Event of Default shall have occurred and be continuing, but shall be held by or paid over to Lessor as security for the obligations of Lessee (or such Sublessee) under this Lease and, if Lessor declares this Lease to be in default pursuant to Section 15 hereof, applied against Lessee's obligations hereunder as and when due. At such time as there shall not be continuing any such Event of Default, such amount shall be paid to Lessee (or such Sublessee) to the extent not previously applied in accordance with the preceding sentence.

            SECTION 11. Insurance. (a) Public Liability and Property Damage Insurance. (I) Except as provided in clause (II) of this Section 11(a), Lessee will carry or cause to be carried at its or any Sublessee's expense (i) aircraft public liability (including, without limitation, passenger legal liability) (and including aircraft war risk and hijacking insurance, if and to the extent the same is maintained by Lessee (or, if a Sublease is then in effect, if and to the extent maintained by Sublessee) with respect to other aircraft owned or leased, and operated by Lessee (or such Sublessee) on the same routes) insurance and property damage insurance (exclusive of manufacturer's product liability insurance) with respect to the Aircraft, in an amount not less than the greater of (x) the amount of public liability and property damage insurance from time to time applicable to aircraft owned or operated by Lessee (or, if a Sublease is then in effect, by Sublessee) of the same type as the Aircraft and (y) such amount per occurrence as may have been agreed to on the Delivery Date by the Owner Participant and (ii) cargo liability insurance, in the case of both clause
(i) and clause (ii), (A) of the type and covering the same risks as from time to time applicable to aircraft operated by Lessee (or, if a Sublease is then in effect, by Sublessee) of the same type as the Aircraft and (B) which is maintained in effect with insurers of recognized responsibility. Any policies of insurance carried in accordance with this paragraph (a) and any policies taken out in substitution or replacement for any of such policies (A) shall be amended to name Lessor, in its individual capacity and as owner trustee, the Indenture Trustee and the Owner Participant (but without imposing on any such parties liability to pay the premiums for such insurance) (and, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease) as additional insureds as their respective interests may appear, (B) shall provide that in respect of the respective interests of Lessor, the Indenture Trustee and the Owner Participant (and, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease) in such policies the insurance shall not be invalidated by any action or inaction of Lessee (or, if any Sublease is then in effect, any Sublessee) or any other Person and shall insure Lessor, the Indenture Trustee and the Owner Participant (and, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease) regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee (or, if any Sublease is then in effect, any Sublessee),
(C) may provide for self-insurance to the extent permitted by Section 11(d) and
(D) shall provide that if the insurers cancel such insurance for any reason whatever or if any material change is made in such insurance which adversely affects the interest of Lessor, the Indenture Trustee or the Owner Participant (or, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease), or such insurance shall lapse for non-payment of premium, such cancellation, lapse or change shall not be effective as to

Lessor, the Indenture Trustee or the Owner Participant (or, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease) for thirty (30) days (seven (7) days in the case of war risk and allied perils coverage) after issuance to Lessor, the Indenture Trustee or the Owner Participant (or, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease), respectively, of written notice by such insurers of such cancellation, lapse or change; provided, however, that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable. Each liability policy (1) shall be primary without right of contribution from any other insurance which is carried by Lessor, the Indenture Trustee or the Owner Participant (or, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease), (2) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured, and (3) shall waive any right of the insurers to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of Lessor or the Indenture Trustee or the Owner Participant (or, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease) to the extent of any moneys due to Lessor, the Indenture Trustee or the Owner Participant (or, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease).

            (II) During any period that the Aircraft is on the ground and not in operation, Lessee may carry or cause to be carried, in lieu of the insurance required by clause (I) above, insurance otherwise conforming with the provisions of said clause (I) except that (A) the amounts of coverage shall not be required to exceed the amounts of public liability and property damage insurance from time to time applicable to aircraft owned or operated by Lessee (or, if a Sublease is then in effect, by Sublessee) of the same type as the Aircraft which are on the ground and not in operation; and (B) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to aircraft owned or operated by Lessee (or, if a Sublease is then in effect, by Sublessee) of the same type which are on the ground and not in operation.

            (b) Insurance Against Loss or Damage to the Aircraft. (I) Except as provided in clause (II) of this Section 11(b), Lessee shall maintain or cause to be maintained in effect, at its or any Sublessee's expense, with insurers of recognized responsibility, all-risk ground and flight aircraft hull insurance covering the Aircraft and all-risk ground and flight coverage of Engines and Parts while temporarily removed from the Aircraft and not replaced by similar components (including, without limitation, war risk and governmental confiscation and expropriation (other than by the government of registry of the Aircraft) and hijacking insurance, if and to the extent the same is maintained by Lessee (or, if a Sublease is then in effect, by Sublessee) with respect to other aircraft owned or operated by Lessee (or such Sublessee) on the same routes, except that Lessee (or such Sublessee) shall maintain war risk and governmental confiscation and expropriation (other than by the government of registry of the Aircraft) and hijacking insurance if the Aircraft is operated on routes where the custom is for major international air carriers flying comparable routes to carry such insurance) which is of the type as from time to time applicable to aircraft owned or operated by Lessee (or, if a Sublease is then in effect, by Sublessee) of the same type as the Aircraft; provided that such insurance shall at all times while the Aircraft is subject to this Lease be for an amount (subject to self-insurance to the extent permitted by Section 11(d)) not less than the Stipulated Loss Value for the Aircraft. Any policies carried in accordance with this paragraph (b) covering the Aircraft and any policies taken out in substitution or replacement for any such policies (i) shall name Lessor, as owner trustee, the Indenture Trustee and the Owner Participant (and, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease) as additional insureds, as their respective interests may appear (but without imposing on any such party liability to pay premiums with respect to such insurance), (ii) may provide for self-insurance to the extent permitted in Section 11(d), (iii) shall provide that (A) in the event of a loss involving proceeds in excess of $3,500,000 (or, if the Aircraft is then under a Sublease, in excess of $2,000,000), the proceeds in respect of such loss up to an amount equal to the Stipulated Loss Value for the Aircraft shall be payable to Lessor (or, so long as the Trust Indenture shall not have been discharged, the Indenture Trustee) (except in the case of a loss with respect to an Engine installed on an airframe other than the Airframe, in which case Lessee (or any Sublessee) shall arrange for any payment of insurance proceeds in respect of such loss to be held for the account of Lessor (or, so long as the Trust Indenture shall not have been discharged, the Indenture Trustee) whether such payment is made to Lessee (or any Sublessee) or any third party), it being understood and agreed that in the case of any payment to Lessor (or the Indenture Trustee) otherwise than in respect of an Event of Loss, Lessor (or the Indenture Trustee) shall, upon receipt of evidence satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment to Lessee or its order, and (B) the entire amount of any loss involving proceeds of $3,500,000 (or, if the Aircraft is then under a Sublease, of $2,000,000) or less or the amount of any proceeds of any loss in excess of the Stipulated Loss Value for the Aircraft shall be paid to Lessee or its order unless an Event of Default shall have occurred and be continuing and the insurers have been notified thereof by Lessor or the Indenture Trustee, (iv) shall provide that if the insurers cancel such insurance for any reason whatever, or such insurance lapses for non-payment of premium or if any material change is made in the insurance which adversely affects the interest of Lessor, the Indenture Trustee or the Owner Participant, such cancellation, lapse or change shall not be effective as to Lessor, the Indenture Trustee or the Owner Participant (or, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease) for thirty (30) days (seven (7) days in the case of hull war risk and allied perils coverage) after issuance to Lessor, the Indenture Trustee or the Owner Participant (or, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease), respectively, of written notice by such insurers of such cancellation, lapse or change, provided, however, that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable, (v) shall provide that in respect of the respective interests of Lessor, the Indenture Trustee and the Owner Participant (and, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease) in such policies the insurance shall not be invalidated by any action or inaction of Lessee (or, if a Sublease is then in effect, any Sublessee) or any other Person and shall insure the respective interests of Lessor, the Indenture Trustee and the Owner Participant (and, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease), as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee (or, if a Sublease is then in effect, any Sublessee), (vi) shall be primary without any right of contribution from any other insurance which is carried by Lessor, the Owner Participant or the Indenture Trustee (or, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease), (vii) shall waive any right of subrogation of the insurers against Lessor, the Owner Participant and the Indenture Trustee (and, if any Sublease shall be in effect, Lessee in its capacity as sublessor under the Sublease), and
(viii) shall waive any right of the insurers to set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of Lessor, the Indenture Trustee, the Owner Participant or Lessee (or any Sublessee) to the extent of any moneys due to Lessor, the Indenture Trustee or the Owner Participant. In the case of a loss with respect to an engine (other than an Engine) installed on the Airframe, Lessor shall hold any payment to it of any insurance proceeds in respect of such loss for the account of Lessee or any other third party that is entitled to receive such proceeds.

            As between Lessor and Lessee, it is agreed that all insurance payments received as the result of the occurrence of an Event of Loss will be applied as follows:

                  (x) if such payments are received with respect to the Airframe
            (or the Airframe and the Engines installed thereon), (i) unless such property is replaced pursuant to the last paragraph of Section 10(a), so much of such payments remaining, after reimbursement of Lessor (as provided in Section 7.01 of the Trust Agreement) for reasonable costs and expenses, as shall not exceed the Stipulated Loss Value required to be paid by Lessee pursuant to Section 10(a) hereof shall be applied in reduction of Lessee's obligation to pay such Stipulated Loss Value, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such Stipulated Loss Value, and the balance, if any, of such payments remaining thereafter will be paid over to, or retained by, Lessee (or if directed by Lessee, any Sublessee); or (ii) if such property is replaced pursuant to the last paragraph of Section 10(a), such payments shall be paid over to, or retained by, Lessee (or if directed by Lessee, any Sublessee), provided that Lessee shall have fully performed, or concurrently therewith will fully perform, the terms of the last paragraph of Section 10(a) with respect to the Event of Loss for which such payments are made; and

                  (y) if such payments are received with respect to an Engine under the circumstances contemplated by Section 10(b) hereof, so much of such payments remaining, after reimbursement of Lessor (as provided in Section 7.01 of the Trust Agreement) for reasonable costs and expenses, shall be paid over to, or retained by, Lessee (or if directed by Lessee, any Sublessee), provided that Lessee shall have fully performed, or concurrently therewith will fully perform, the terms of Section 10(b) with respect to the Event of Loss for which such payments are made.

            As between Lessor and Lessee, the insurance payments for any property damage loss to the Airframe or any engine not constituting an Event of Loss with respect thereto will be applied in payment for repairs or for replacement property in accordance with the terms of Sections 7 and 8, if not already paid for by Lessee (or any Sublessee), and any balance (or if already paid for by Lessee (or any Sublessee), all such insurance proceeds) remaining after compliance with such Sections with respect to such loss shall be paid to Lessee (or any Sublessee if directed by Lessee).

            (II) During any period that the Aircraft is on the ground and not in operation, Lessee may carry or cause to be carried, in lieu of the insurance required by clause (I) above, insurance otherwise conforming with the provisions of said clause (I) except that the scope of the risks and the type of insurance shall be the same as from time to time applicable to aircraft owned or operated by Lessee (or, if a Sublease is then in effect, by Sublessee) of the same type similarly on the ground and not in operation, provided that Lessee shall maintain insurance against risk of loss or damage to the Aircraft in an amount equal to the Stipulated Loss Value of the Aircraft during such period that the Aircraft is on the ground and not in operation.

            (c) Reports, etc. Lessee will furnish, or cause to be furnished, to Lessor, the Indenture Trustee and the Owner Participant, on or before the Delivery Date and on or before July 1 in each year thereafter during the Term commencing July, 1998, a report, signed by Aon Risk Services, Inc., Aon Risk Services of Minnesota, Inc. or any other independent firm of insurance brokers reasonably acceptable to Lessor (the "Insurance Brokers"), describing in reasonable detail the insurance and reinsurance then carried and maintained with respect to the Aircraft and stating the opinion of such firm that the insurance then carried and maintained with respect to the Aircraft complies with the terms hereof; provided, however, that all information contained in the foregoing report shall not be made available by Lessor, the Indenture Trustee, the Loan Participants or the Owner Participant to anyone except (A) to permitted transferees of Lessor's, the Loan Participants', the Owner Participant's or the Indenture Trustee's interest who agree to hold such information confidential,
(B) to Lessor's, the Loan Participants', the Owner Participant's or the Indenture Trustee's counsel or independent certified public accountants or independent insurance advisors who agree to hold such information confidential or (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation. Lessee will cause such Insurance Brokers to agree to advise Lessor, the Indenture Trustee and the Owner Participant in writing of any default in the payment of any premium and of any other act or omission on the part of Lessee of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft. To the extent such agreement is reasonably obtainable, Lessee will also cause such Insurance Brokers to agree to advise Lessor, the Indenture Trustee and the Owner Participant in writing at least thirty (30) days (seven
(7) days in the case of war risk and allied perils coverage), prior to the expiration or termination date of any insurance carried and maintained on the Aircraft pursuant to this Section 11. In addition, Lessee will also cause such Insurance Brokers to deliver to Lessor, the Indenture Trustee and the Owner Participant, on or prior to the date of expiration of any insurance policy referenced in a previously delivered certificate of insurance, a new certificate of insurance, substantially in the same form as delivered by Lessee to such parties on the Delivery Date. In the event that Lessee or any Sublessee shall fail to maintain or cause to be maintained insurance as herein provided, Lessor or the Indenture Trustee may at its sole option provide such insurance and, in such event, Lessee shall, upon demand, reimburse Lessor or the Indenture Trustee, as Supplemental Rent, for the cost thereof to Lessor or the Indenture Trustee, as the case may be, without waiver of any other rights Lessor or the Indenture Trustee may have; provided, however, that no exercise by Lessor or the Indenture Trustee, as the case may be, of said option shall affect the provisions of this Lease, including the provisions of Section 14(g) hereof.

            (d) Self-Insurance. Lessee may self-insure by way of deductible, premium adjustment or franchise provisions or otherwise (including, with respect to insurance maintained pursuant to Section 11(b), insuring for a maximum amount which is less than the Stipulated Loss Value of the Aircraft) in the insurance covering the risks required to be insured against pursuant to this Section 11 under a program applicable to all aircraft in Lessee's fleet, but in no case shall the aggregate amount of self-insurance in regard to Section 11(a) and
Section 11(b) exceed during any policy year, with respect to all of the aircraft in Lessee's fleet (including, without limitation, the Aircraft), the lesser of
(a) 50% of the largest replacement value of any single aircraft in Lessee's fleet or (b) 1-1/2% of the average aggregate insurable value (during the preceding policy year) of all aircraft (including, without limitation, the Aircraft) on which Lessee carries insurance. In addition, Lessee (and any Sublessee) may self-insure to the extent of any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) hull or liability insurance deductible imposed by the aircraft hull or liability insurers.

            (e) Additional Insurance by Lessor and Lessee. Lessee (and any Sublessee) may at its own expense carry insurance with respect to its interest in the Aircraft in amounts in excess of that required to be maintained by this
Section 11; the Owner Participant either directly or through Lessor may carry for its own account at its sole cost and expense insurance with respect to its interest in the Aircraft, provided that such insurance does not prevent Lessee (or any Sublessee) from carrying the insurance required or permitted by this
Section 11 or adversely affect such insurance or the cost thereof. Notwithstanding any other provision of this Lease, all proceeds of insurance carried by Lessor shall be paid to Lessor.

            (f) Indemnification by Government in Lieu of Insurance. Notwithstanding any provisions of this Section 11 requiring insurance, Lessor agrees to accept, in lieu of insurance against any risk with respect to the Aircraft, indemnification from, or insurance provided by, the United States Government or any agency or instrumentality thereof or, upon the written consent of Lessor, other government of registry of the Aircraft or any agency or instrumentality thereof, against such risk in an amount which, when added to the amount of insurance against such risk maintained by Lessee (or any Sublessee) with respect to the Aircraft (including permitted self-insurance) shall be at least equal to the amount of insurance against such risk otherwise required by this Section 11.

            (g) Application of Payments During Existence of an Event of Default. Any amount referred to in paragraph (b) of this Section 11 which is payable to or retainable by Lessee (or any Sublessee) shall not be paid to or retained by Lessee (or any Sublessee) if at the time of such payment or retention an Event of Default shall have occurred and be continuing, but shall be held by or paid over to Lessor as security for the obligations of Lessee (or any Sublessee) under this Lease and, if Lessor declares this Lease to be in default pursuant to Section 15 hereof, applied against Lessee's obligations hereunder as and when due. At such time as there shall not be continuing any such Event of Default, such amount shall be paid to Lessee (or such Sublessee) to the extent not previously applied in accordance with the preceding sentence.

            SECTION 12. Inspection. At all reasonable times and upon at least 15 days' prior written notice to Lessee, Lessor, the Owner Participant or the Indenture Trustee or their respective authorized representatives may (not more than once every calendar year (unless an Event of Default has occurred and is continuing when such inspection right shall not be so limited)) inspect the Aircraft and inspect and make copies (at Lessor's, the Owner Participant's or the Indenture Trustee's expense, as the case may be) of the books and records of Lessee relating to the maintenance of the Aircraft; any such inspection of the Aircraft shall be limited to a visual, walk-around inspection and shall not include opening any panels, bays or the like without the express consent of Lessee; provided that no exercise of such inspection right shall interfere with the operation or maintenance of the Aircraft by, or the business of, Lessee (or any Sublessee). Upon receipt by Lessee of a written request from the Owner Participant specifying that the Owner Participant desires to have an authorized representative observe the next scheduled major overhaul to be performed on the Aircraft, Lessee shall cooperate with the Owner Participant to enable the Owner Participant's authorized representative to observe the next scheduled major overhaul to be performed on the Aircraft; provided that, unless an Event of Default has occurred and is continuing (when such observation right shall not be so limited), Lessee shall be required to so cooperate only to the extent necessary to enable the Owner Participant's authorized representative to observe
(i) one scheduled major overhaul during each three year period of the Term and
(ii) (notwithstanding the foregoing clause (i) but only if a major overhaul is scheduled during the last year of the Term) one scheduled major overhaul during the last year of the Term; provided, further that the Owner Participant's authorized representative shall merely observe such major overhaul, shall not interfere with or extend in any manner the conduct or duration of the major overhaul and shall not be entitled to direct any of the work performed in connection with such overhaul. In addition and notwithstanding the foregoing, Lessee agrees to (i) perform all of Owner Participant's obligations under
Section 3(c) of the Residual Agreement or any comparable provision of any Successor Residual Agreement and (ii) fully cooperate with any inspections of the Aircraft and any books, record or logs related thereto, conducted by or behalf of by the Manufacturer under the Residual Agreement or any Person who is the counterparty to any Successor Residual Agreement. None of Lessor, the Owner Participant or the Indenture Trustee shall have any duty to make any such inspection nor shall any of them incur any liability or obligation by reason of not making such inspection.

            SECTION 13. Assignment. Except as otherwise provided herein, Lessee will not, without prior written consent of Lessor, assign in whole or in part any of its rights or obligations hereunder. Lessor agrees that it will not assign or convey its right, title and interest in and to this Lease or the Aircraft except as provided herein, in the Trust Agreement or in the Participation Agreement. Subject to the foregoing, the terms and provisions of this Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns.

            SECTION 14. Events of Default. Each of the following events shall constitute an Event of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Event of Default shall continue so long as, but only as long as, it shall not have been remedied:

                  (a) Lessee shall not have made a payment of Basic Rent or
            Stipulated Loss Value within ten (10) Business Days after the same shall have become due; or

                  (b) Lessee shall have failed to make a payment of Supplemental
            Rent (other than Stipulated Loss Value) after the same shall have become due and such failure shall continue for ten (10) Business Days after Lessee's receipt of written demand therefor by the party entitled thereto (provided that any failure to pay any amount owed by Lessee under the Tax Indemnity Agreement or any failure of Lessee to pay to Lessor or the Owner Participant when due any Excluded Payments (as defined in the Trust Indenture) shall not constitute an Event of Default unless notice is given by the Owner Participant to Lessee and the Indenture Trustee that such failure shall constitute an Event of Default); or

                  (c) Lessee shall have failed to perform or observe (or caused to be performed and observed) any covenant or agreement (except the covenants set forth in the Tax Indemnity Agreement and in clauses
            (i)(B) and (ii) of the first sentence of second paragraph of Exhibit
            G) to be performed or observed by it under any Operative Document, and such failure shall continue unremedied for a period of thirty
            (30) days after receipt by Lessee of written notice thereof from Lessor or the Indenture Trustee; provided, however, that if Lessee shall have undertaken to cure any such failure which arises under clause (ii) or clause (iii) of the first sentence of Section 7(a), or under the second sentence of Section 7(a) as it relates to maintenance, service, repair or overhaul or under Section 8 and, notwithstanding the diligence of Lessee in attempting to cure such failure, such failure is not cured within said thirty day period but is curable with future due diligence, there shall exist no Event of Default under this Section 14 so long as Lessee is proceeding with due diligence to cure such failure and such failure is remedied not later than two hundred seventy (270) days after receipt by Lessee of such written notice; or

                  (d) any representation or warranty made by Lessee herein or in the Participation Agreement or any document or certificate furnished by Lessee in connection herewith or therewith or pursuant hereto or thereto (except the representations and warranties set forth in Section 3 of the Tax Indemnity Agreement and such documents or certificates as are furnished to the Owner Participant solely in connection with matters dealt with in the Tax Indemnity Agreement and for no other purpose and except for representations or warranties contained in the Pass Through Trust Agreement or the Underwriting Agreement (as defined in the Participation Agreement) or any document or instrument furnished pursuant to either thereof) shall prove to have been incorrect in any material respect at the time made and such incorrectness shall not have been cured (to the extent of the adverse impact of such incorrectness on the interests of the Owner Participant, Lessor or the Certificate Holders) within thirty (30) days after the receipt by Lessee of a written notice from Lessor or the Indenture Trustee advising Lessee of the existence of such incorrectness; or

                  (e) the commencement of an involuntary case or other
            proceeding in respect of Lessee in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Lessee or for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs and the continuation of any such case or other proceeding undismissed and unstayed for a period of ninety (90) consecutive days or an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of Lessee, a receiver, trustee or liquidator of Lessee, or of any substantial part of its property, or sequestering any substantial part of the property of Lessee and any such order, judgment or decree or appointment or sequestration shall be final or shall remain in force undismissed, unstayed or unvacated for a period of ninety (90) days after the date of entry thereof; or

                  (f) the commencement by Lessee of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States, or the consent by Lessee to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Lessee or for all or substantially all of its property, or the making by Lessee of any assignment for the benefit of creditors, or Lessee shall take any corporate action to authorize any of the foregoing; or

                  (g) Lessee shall fail to carry and maintain on or with respect to the Aircraft (or cause to be carried and maintained) insurance required to be maintained in accordance with the provisions of
            Section 11 hereof;

provided, however, that, notwithstanding anything to the contrary contained in this Section 14, any failure of Lessee to perform or observe any covenant, condition, agreement or any error in a representation or warranty shall not constitute an Event of Default if such failure or error is caused solely by reason of an event that constitutes an Event of Loss so long as Lessee is continuing to comply with all of the terms of Section 10 hereof.

            SECTION 15. Remedies. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare by written notice to Lessee this Lease Agreement to be in default, provided, that, if an Event of Default referred to in Section 14(e) or 14(f) shall have occurred, this Lease Agreement shall be deemed to be declared in default without further act; and at any time thereafter, so long as any such outstanding Events of Default shall not have been remedied, Lessor may do one or more of the following with respect to all or any part of the Airframe and any or all of the Engines as Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable law then in effect; provided, however, that during any period the Aircraft is subject to the Civil Reserve Air Fleet Program in accordance with the provisions of Section 7(b) hereof and in possession of the United States government or an agency or instrumentality of the United States, Lessor shall not, on account of any Event of Default, be entitled to do any of the following in such manner as to limit Lessee's control under this Lease (or any Sublessee's control under any Sublease) of any Airframe or any Engines installed thereon, unless at least sixty (60) days' (or such lesser period as may then be applicable under the Air Mobility Command program of the United States Government) written notice of default hereunder shall have been given by Lessor by registered or certified mail to Lessee (and any Sublessee) with a copy addressed to the Contracting Office Representative for the Air Mobility Command of the United States Air Force under any contract with Lessee (or any Sublessee) relating to the Aircraft:

                  (a) upon the written demand of Lessor and at Lessee's expense, cause Lessee to return promptly, and Lessee shall return promptly, the Airframe or any Engine as Lessor may so demand to Lessor or its order in the manner and condition required by, and otherwise in accordance with all the provisions of, Section 5 as if such Airframe or Engine were being returned at the end of the Term, or Lessor, at its option, may enter upon the premises where all or any part of the Airframe or any Engine is located and take immediate possession of and remove the same by summary proceedings or otherwise (and/or, at Lessor's option, store the same at Lessee's premises until disposal thereof by Lessor), all without liability accruing to Lessor for or by reason of such entry or taking of possession or removing whether for the restoration of damage to property caused by such action or otherwise;

                  (b) sell the Airframe and/or any Engine at public or private sale, as Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle the Aircraft as Lessor, in its sole discretion, may determine, all free and clear of any rights of Lessee, except as hereinafter set forth in this Section 15;

                  (c) whether or not Lessor shall have exercised, or shall
            thereafter at any time exercise, any of its rights under paragraph
            (a) or paragraph (b) above
            with respect to the Airframe and/or any Engine, Lessor, by written notice to Lessee specifying a payment date which shall be the Lease Period Date not earlier than ten days from the date of such notice, may demand that Lessee pay to Lessor, and Lessee shall pay Lessor, on the payment date so specified, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the installments of Basic Rent for the Aircraft due for Lease Periods commencing on or after the Delivery Date or the Lease Period Date specified as the payment date in such notice), any unpaid Basic Rent due on Lease Period Dates prior to the payment date so specified and, if any Basic Rent is payable in arrears on such payment date as indicated on Exhibit B, any Basic Rent payable on such payment date (including, in each case, without limitation, any adjustments to Basic Rent payable pursuant to Section 3(d)) plus whichever of the following amounts Lessor, in its sole discretion, shall specify in such notice (together with interest, if any, on such amount at the Past Due Rate from such specified payment date until the date of actual payment of such amount): (i) an amount equal to the excess, if any, of the Stipulated Loss Value for the Aircraft, computed as of the Lease Period Date specified as the payment date in such notice, over the aggregate fair market rental value (computed as hereafter in this Section 15 provided) of such Aircraft for the remainder of the Term, after discounting such aggregate fair market rental value to present value as of the Lease Period Date specified as the payment date in such notice at an annual rate equal to the Base Rate plus 1%; or
            (ii) an amount equal to the excess, if any, of the Stipulated Loss Value for such Aircraft, computed as of the Lease Period Date specified as the payment date in such notice over the fair market sales value of such Aircraft (computed as hereafter in this Section provided) as of the Lease Period Date specified as the payment date in such notice;

                  (d) in the event Lessor, pursuant to paragraph (b) above,
            shall have sold the Airframe and/or any Engine, Lessor, in lieu of exercising its rights under paragraph (c) above with respect to such Aircraft, may, if it shall so elect, demand that Lessee pay Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the installments of Basic Rent for the Aircraft due on or after such date), any unpaid Basic Rent with respect to the Aircraft due prior to such date (including, in each case, without limitation, any adjustments to Basic Rent payable pursuant to Section 3(d)) plus the amount of any deficiency between the net proceeds of such sale (after deduction of all reasonable costs of sale) and the Stipulated Loss Value of such Aircraft, computed as of the Stipulated Loss Value Date on or immediately preceding the date of such sale together with interest, if any, on the amount of such deficiency, at the Past Due Rate, from the date of such sale to the date of actual payment of such amount; and/or

                  (e) Lessor may rescind, terminate or cancel this Lease
            Agreement as to the Aircraft, and/or may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for breach hereof.

            For the purposes of paragraph (c) above, the "fair market rental value" or the "fair market sales value" of the Aircraft shall be the rental value or sales value, as the case may be, which would be obtained in an arm's-length transaction between an informed and willing lessee or purchaser, as the case may be, under no compulsion to lease or purchase, as the case may be, and an informed and willing lessor or seller in possession under no compulsion to sell, as the case may be, in each case based upon the actual condition and location of the Aircraft, which value shall be determined by mutual agreement or, in the absence of mutual written agreement, pursuant to an appraisal prepared and delivered by a nationally recognized firm of independent aircraft appraisers nominated by Lessor, and Lessor shall immediately notify Lessee of such nomination. Unless Lessee shall have objected in writing within ten days after its receipt of Lessor's notice, Lessor's nomination shall be conclusive and binding. If Lessee shall object, however, Lessor and Lessee shall endeavor, within ten days after such objection is made, to select a mutually acceptable appraiser; provided that, if Lessee shall not so endeavor to make such selection, Lessor's nomination referred to in the preceding sentence hereof shall be conclusive and binding. If Lessor and Lessee fail to reach agreement (except for the reason referred to in the proviso in the preceding sentence), or if any appraiser selected fails to act for any reason, then the question shall be determined by an appraisal (applying the definitions of "fair market rental value" and "fair market sales value" as set forth above based upon the actual condition of the Aircraft) mutually agreed to by two recognized independent aircraft appraisers, one of which appraisers shall be chosen by Lessor and one by Lessee within five Business Days after Lessor or Lessee shall have received written notice from the other party of a demand that such an appraisal be made, which notice shall specify the appraiser chosen by the party giving the notice or, if such appraisers cannot agree on the amount of such appraisal within twenty Business Days after the end of such five-day period, each shall render its own appraisal and shall by mutual consent choose another appraiser within five Business Days after the end of such twenty-day period. If, within such five-day period, such two appraisers fail to appoint a third appraiser, then either Lessor or Lessee, on behalf of both, may request such appointment by the then President of the Association of the Bar of the City of New York (or any successor organization thereto) or, in his absence, failure, refusal or inability to act, then either Lessor or Lessee may apply to the American Arbitration Association (or any successor organization thereto) in New York, New York for the appointment of such third appraiser. The decision of the third appraiser so appointed shall be given within twenty Business Days after the appointment of such third appraiser. As soon as the third appraiser has delivered his appraisal, that appraisal shall be compared with the appraisals given by the other two appraisers. If the determination of one appraiser is more disparate from the average of all three determinations than each of the other two determinations, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be final and binding upon the parties hereto. If no determination is more disparate from the average of all three determinations than each of the other determinations, then such average shall be final and binding upon the parties thereto. The cost of such appraisal or appointment shall be borne by Lessee.

            In addition, Lessee shall be liable, except as otherwise provided above and without duplication of amounts payable hereunder, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies and for all reasonable legal fees and other costs and expenses (including fees of the appraisers hereinabove referred to) incurred by Lessor, the Indenture Trustee, the Loan Participants and the Owner Participant in connection with the return of the Airframe or any Engine in accordance with the terms of Section 5 or in placing such Airframe or Engine in the condition and airworthiness required by such Section.

            At any sale of the Aircraft or any part thereof pursuant to this
Section 15, Lessor (or the Indenture Trustee, any Loan Participant or the Owner Participant) or Lessee may bid for and purchase such property. Lessor agrees to give Lessee at least fifteen (15) days' prior written notice of the date fixed for any public sale of the Airframe or any Engine or of the date on or after which will occur the execution of any contract providing for any private sale and any such public sale shall be conducted in general so as to afford Lessee (and any Sublessee) a reasonable opportunity to bid. Except as otherwise expressly provided above, no remedy referred to in this Section 15 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

            SECTION 16. Lessee's Cooperation Concerning Certain Matters. Forthwith upon the execution and delivery of each Lease Supplement and Trust Supplement from time to time required by the terms hereof and upon the execution and delivery of any amendment to this Lease, to the Trust Indenture or to the Trust Agreement, Lessee will cause such Lease Supplement, Trust Supplement (and, in the case of the initial Lease Supplement and Trust Supplement, this Lease, the Trust Agreement and the Trust Indenture as well) or amendment to be duly filed and recorded, and maintained of record, in accordance with the applicable laws of the government of registry of the Aircraft. In addition, Lessee will promptly and duly execute and deliver to Lessor such further documents and take such further action as Lessor or the Indenture Trustee may from time to time reasonably request in order more effectively to carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor and the Indenture Trustee hereunder, including, without limitation, if requested by Lessor or the Indenture Trustee, at the expense of Lessee, the execution and delivery of supplements or amendments hereto or to the Trust Indenture, each in recordable form, subjecting to this Lease and the Trust Indenture, any airframe or engine substituted for the Airframe or any Engine pursuant to the terms thereof and the recording or filing of counterparts thereof, in accordance with the laws of such jurisdictions as Lessor or the Indenture Trustee may from time to time deem advisable. Lessee agrees to furnish to Lessor and the Indenture Trustee promptly after execution and delivery of any supplement and amendment hereto and promptly after the execution and delivery of any supplement and amendment to the Trust Indenture (except for any such supplement or amendment which does not require or receive the approval of Lessee pursuant to the Operative Documents and is not required pursuant to the terms of the Operative Documents), an opinion of counsel reasonably satisfactory to Lessor and the Indenture Trustee as to the due recording or filing of such supplement or amendment. Commencing in 1998, on or before April 30 of each year during the Term, Lessee will deliver to Lessor and the Indenture Trustee a certificate of Lessee, signed by the President, a Vice President or the Chief Financial Officer of Lessee to the effect that the signer is familiar with or has reviewed the relevant terms of this Lease and the signer does not have actual knowledge of the existence, as of the date of such certificate, of any condition or event which constitutes a Default or an Event of Default. Lessee agrees that if the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer or an Assistant Treasurer of Lessee has actual knowledge of the existence of a Default, then Lessee shall promptly give to Lessor, the Owner Participant and the Indenture Trustee notice thereof and such other information relating thereto as Lessor, the Owner Participant or the Indenture Trustee may reasonably request. Lessee agrees that if an officer of Lessee has knowledge of the existence of an Event of Default, Lessee shall promptly give to Lessor and the Indenture Trustee notice thereof and such other information relating thereto as Lessor or the Indenture Trustee may reasonably request. Lessee will deliver to Lessor, the Owner Participant and the Indenture Trustee (i) within sixty (60) days after the end of each of the first three quarterly periods of each fiscal year of the Guarantor, the publicly filed Form 10Q report of the Guarantor; and (ii) within one hundred twenty (120) days after the close of such fiscal year, the publicly filed annual report and Form 10K report of the Guarantor.

            SECTION 17. Notices. All notices required under the terms and provisions hereof shall be by telecopier or other telecommunication means (with such telecopy or other telecommunication means to be confirmed in writing), or if such notice is impracticable, by registered, first-class airmail, with postage prepaid, or by personal delivery of written notice and any such notice shall become effective when received, addressed:

                  (i) if to Lessee, for U.S. mail at 5101 Northwest Drive
            (A4010), St. Paul, Minnesota 55111-3034, and for overnight courier at 2700 Lone Oak Parkway (A4010), Eagan, Minnesota 55121, Attention:
            Senior Vice PresidentFinance and Treasurer (Telecopy No. (612) 726-0665), or to such other address or telecopy number as Lessee shall from time to time designate in writing to Lessor,

                  (ii) if to Lessor, at 79 South Main Street, Salt Lake City,
            Utah 84111, Attention: Corporate Trust Department (Telecopy No.
            (801) 246-5053), or to such other address or telecopy number as Lessor shall from time to time designate in writing to Lessee, and

                  (iii) if to a Loan Participant, the Indenture Trustee or the
            Owner Participant, addressed to such Loan Participant, the Indenture Trustee or the Owner Participant at such address or telecopy number as such Loan Participant, the Indenture Trustee or the Owner Participant shall have furnished by notice to Lessor and to Lessee, and, until an address is so furnished, addressed to such

            Loan Participant, the Indenture Trustee or the Owner Participant at its address or telecopy number set forth in Schedule I to the Participation Agreement.

            SECTION 18. No Set-Off, Counterclaim, etc. All Rent shall be paid by Lessee to Lessor in funds of the type specified in Section 3(f). Lessee's obligation to pay all Rent payable hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation,
(i) any set-off, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, in its individual capacity or as Owner Trustee under the Trust Agreement, the Indenture Trustee (in its individual capacity or as Indenture Trustee), any Loan Participant, the Owner Participant, or anyone else for any reason whatsoever (whether in connection with the transactions contemplated hereby or any other transactions), including, without limitation, any breach by Lessor or the Owner Participant of their respective warranties, agreements or covenants contained in any of the Operative Documents, (ii) any defect in the title, registration, airworthiness, condition, design, operation, or fitness for use of, or any damage to or loss or destruction of, the Aircraft, or any interruption or cessation in or prohibition of the use or possession thereof by Lessee (or any Sublessee) for any reason whatsoever, including, without limitation, any such interruption, cessation or prohibition resulting from the act of any government authority, (iii) any insolvency, bankruptcy, reorganization or similar case or proceedings by or against Lessee (or any Sublessee) or any other person, or (iv) any other circumstance, happening, or event whatsoever, whether or not unforeseen or similar to any of the foregoing. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise except as specifically provided herein, Lessee nonetheless agrees without limitation of the other rights or remedies of Lessor hereunder to pay to Lessor an amount equal to each Rent payment at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been terminated in whole or in part. Lessee hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease except in accordance with the express terms hereof.

            SECTION 19. Renewal Options; Purchase Options; Valuation. (a) Renewal Options. (1) Fixed Renewal Term. Subject to mutual agreement between Lessor and Lessee at the time notice is required to be delivered, Lessee shall have the option to renew this Lease for a one year renewal term which shall commence only upon the expiration of the Basic Term (the "first Fixed Renewal Term"), a one year renewal term which shall commence only upon the expiration of the first Fixed Renewal Term (the "second Fixed Renewal Term"), and a one year renewal term which shall commence only upon the expiration of the second Fixed Renewal Term (the "third Fixed Renewal Term") (the first Fixed Renewal Term, the second Fixed Renewal Term and the third Fixed Renewal Term, each a "Fixed Renewal Term") by delivery to Lessor at least ninety (90) days before the end of the Basic Term, the first Fixed Renewal Term or the second Fixed Renewal Term, as the case may be, a written notice irrevocably electing to renew this Lease for a Fixed Renewal Term. Basic Rent during any Fixed Renewal Term shall be payable in an amount and at the times specified in Section 19(a)(4).

            (2) Fair Market Renewal Term. Not less than ninety (90) days before the end of the third Fixed Renewal Term or any Fair Market Renewal Term and subject to mutual agreement between Lessor and Lessee at such time, Lessee shall have the option to renew this Lease by delivery to Lessor of a written notice irrevocably electing to renew this Lease for a renewal term of one year for a Basic Rent equal to the "fair market rental value" of the Aircraft for such period (such renewal term, a "Fair Market Renewal Term"). The aggregate length of all Fair Market Renewal Terms pursuant to this Section 19(a)(2) may not exceed two years.

            (3) If no written notice is delivered by Lessee to Lessor pursuant to Section 19(a)(1) or 19(a)(2) on or before the day specified therefor, Lessee shall be deemed to have waived any right to renew this Lease.

            (4) At the end of the Basic Term or any Renewal Term, if Lessee has elected to renew this Lease as aforesaid, and provided that there shall not then have occurred and be continuing a Default of the type referred to in Section 14(a), 14(b) or 14(e) or an Event of Default and that a Successor Residual Agreement applicable to the expiration date of the proposed Renewal Term shall have been delivered to Lessor and the Owner Participant at least ninety (90) days prior to the commencement of such Renewal Term and that all necessary governmental authorizations and approvals shall have been received and that Basic Rent for the Renewal Term has already been determined as above provided and a Lease Supplement evidencing such renewal has been executed and filed for recordation with the Federal Aviation Administration, this Lease shall continue in full force and effect during the Renewal Term, except that (x) Lessee shall pay Lessor Basic Rent for the Aircraft during the Renewal Term in an amount equal to the "fair market rental value" thereof determined in accordance with
Section 19(c), each semi-annual installment of Basic Rent not to exceed in the case of a Fixed Renewal Term 66.66% of the average Basic Rent during the Basic Term (such average being determined as the total of all payments of Basic Rent during the Basic Term added together and divided by the number of payments of Basic Rent during the Basic Term), which Basic Rent shall be payable in semi-annual installments in arrears, each such installment being due and payable on each Lease Period Date occurring during the Renewal Term, commencing with the Lease Period Date immediately following the commencement of the Renewal Term, and (y) the Stipulated Loss Values applicable during the Renewal Term shall be determined separately for each Renewal Term by the Owner Participant in good faith to reflect Stipulated Loss Values determined in accordance with the following sentence. Stipulated Loss Values during a Renewal Term shall on the date on which such Renewal Term begins be equal to the "agreed residual value" (as in effect under the Residual Agreement or Successor Residual Agreement, as the case may be) for such date and shall be calculated on a monthly basis based on the same methodology utilized to calculate Stipulated Loss Values during the Basic Term on a continuing basis and assuming that the last such Stipulated Loss Value for such Renewal Term is the "agreed residual value" (as in effect under a Successor Residual Agreement) for the last day of such Renewal Term.

            In determining fair market sales value for purposes of calculating Stipulated Loss Value for any Renewal Term effect shall be given to the encumbrance on the Aircraft of any Renewal Term available or in force under this
Section 19.

            (b) Purchase Options. Lessee shall have the option, upon at least ninety (90) days' irrevocable prior written notice to Lessor, to purchase the Aircraft on the last Business Day of the Basic Term or any Renewal Term for a purchase price equal to the fair market sales value of the Aircraft. Upon payment to Lessor in immediately available funds of the full amount of the purchase price and payment of any other amounts then due hereunder (including all Rent and all costs or expenses of the Owner Participant in connection with such purchase), Lessor will transfer to Lessee, without recourse or warranty (except as to the absence of Lessor Liens, including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens), all of Lessor's right, title and interest in and to the Aircraft.

            (c) Valuation. At any time not earlier than three hundred sixty-five
(365) days prior to the date on which Lessee may purchase the Aircraft pursuant to Section 19(b) hereof or renew this Lease pursuant to Section 19(a)(1) or
Section 19(a)(2) hereof, Lessee may deliver to Lessor a revocable notice of its intent to exercise its renewal option or purchase option. For all purposes of this Section 19, including the appraisal referred to in this Section 19(c), in determining "fair market rental value" or "fair market sales value", the Aircraft shall be valued (i) as if in the condition and otherwise in compliance with the terms of Section 5 upon a return of the Aircraft to the United States and as if it had been maintained at all times as required in accordance with
Section 7(a)(I) during periods when no Sublease was in effect, (ii) on the basis of the value which would obtain in an arm's-length transaction between an informed and willing buyer-user or lessee (other than a lessee or an Affiliate of a lessee currently in possession or a used equipment scrap dealer) under no compulsion to buy or lease and an informed and willing seller or lessor unaffiliated with such buyer-user or lessee and under no compulsion to sell or lease and disregarding the purchase and renewal options of the lessee provided in this Lease, and (iii) in the case of such valuation for determining "fair market rental value", assuming such lessee would have substantially the same obligations during the Fair Market Renewal Term as provided hereunder including without limitation the obligations of Lessee to carry and maintain the insurance required by Section 11 hereof and to make certain payments with reference to Stipulated Loss Value during the applicable Fair Market Renewal Term. Upon receipt of such notice Lessor and Lessee shall confer in good faith with a view to reaching agreement on the "fair market rental value" or "fair market sales value" of the Aircraft. If the parties have not so agreed by two hundred seventy
(270) days prior to the end of the Basic Term or the Renewal Term in question, then the question shall be determined by an appraisal mutually agreed to by two recognized independent aircraft appraisers, one of which appraisers shall be chosen by Lessor and one by Lessee within five Business Days after Lessor or Lessee shall have received written notice from the other party of a demand that such an appraisal be made, which notice shall specify the appraiser chosen by the party giving the notice or, if such appraisers cannot agree on the amount of such appraisal within twenty Business Days after the end of such five-day period, each shall render its own appraisal and shall by mutual consent choose another appraiser within five Business Days after the end of such twenty-day period. If, within such five-day period, such two appraisers fail to appoint a third appraiser, then either Lessor or Lessee, on behalf of both, may request such appointment by the then President of the Association of the Bar of the City of New York (or any successor organization thereto) or, in his absence, failure, refusal or inability to act, then either Lessor or Lessee may apply to the American Arbitration Association (or any successor organization thereto) in New York, New York for the appointment of such third appraiser. The decision of the third appraiser so appointed shall be given within twenty Business Days after the appointment of such third appraiser. As soon as the third appraiser has delivered his appraisal, that appraisal shall be compared with the appraisals given by the other two appraisers. If the determination of one appraiser is more disparate from the average of all three determinations than each of the other two determinations, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be final and binding upon the parties hereto. If no determination is more disparate from the average of all three determinations than each of the other determinations, then such average shall be final and binding upon the parties thereto. Lessee and Lessor shall share equally all expenses relating to such appraisal procedure provided if Lessee elects not to renew this Lease or purchase the Aircraft following such appraisal, Lessee shall pay all expenses of such appraisal.

            (d) Special Purchase Option. On the EBO Date, Lessee shall have the option, upon at least ninety (90) days' irrevocable prior notice to Lessor and, if any Secured Certificates are then outstanding, the Indenture Trustee, to purchase the Aircraft on such date for a purchase price equal to the Special Purchase Price. In addition, if on such date there shall be any Secured Certificates outstanding, Lessee shall have the option to assume, pursuant to
Section 8(x) of the Participation Agreement and Section 2.13 of the Trust Indenture, all of the obligations of Lessor under the Trust Indenture. If such assumption is made, in lieu of paying the Special Purchase Price on the EBO Date Lessee shall pay Lessor a purchase price equal to (I) the Special Purchase Price minus (II) an amount equal to principal of, and accrued but unpaid interest on, any Secured Certificates that are outstanding on such date. Upon such payment in full and payment of any other amounts then due hereunder (including costs or expenses of the Owner Participant in connection with such purchase, any installments of Basic Rent due prior to such date and, if Basic Rent is payable in arrears on such date as indicated on Exhibit B, on such date (but not any installment of Basic Rent due on such date if Basic Rent is payable in advance on such date), and all unpaid Supplemental Rent due on or prior to such date), Lessor will transfer to Lessee, without recourse or warranty (except as to the absence of Lessor Liens, including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens), all of Lessor's right, title and interest in and to the Aircraft and under the Trust Indenture and, unless there shall be any Secured Certificates outstanding after such payment, exercise such rights as it has to cause the Aircraft to be released from the Lien of the Trust Indenture.

            SECTION 20. Security for Lessor's Obligation to Holders of Secured Certificates. In order to secure the indebtedness evidenced by the Secured Certificates, Lessor has agreed in the Trust Indenture, among other things, to assign to the Indenture Trustee this Lease, the Lease Supplements and any amendments to this Lease and to mortgage its interest in the Aircraft in favor of the Indenture Trustee, subject to the reservations and conditions therein set forth. To the extent, if any, that this Lease, the Lease Supplements and any amendments to this Lease constitute chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease, the Lease Supplements and any amendments to this Lease may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee on the signature page thereof. Lessee hereby accepts and consents to the assignment of all Lessor's right, title and interest in and to this Lease pursuant to the terms of the Trust Indenture. Subject to Section 3(f) hereof, Lessee agrees to pay directly to the Indenture Trustee (or, after receipt by Lessee of notice from the Indenture Trustee of the discharge of the Trust Indenture, to Lessor), all amounts of Rent due or to become due hereunder and assigned to the Indenture Trustee and Lessee agrees that the Indenture Trustee's right to such payments hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, the circumstances set forth in clauses (i) through (iv) of Section 18 hereof. Notwithstanding the foregoing assignment of this Lease, the obligations of Lessor to Lessee to perform the terms and conditions of this Lease shall remain in full force and effect.

            SECTION 21. Lessor's Right to Perform for Lessee. If Lessee fails to make any payment of Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, then (but in each case, except in the case of failure to pay Rent or in the case of failure to maintain insurance as required hereunder, no earlier than the fifteenth day after the occurrence of such failure, whether or not it shall yet constitute an Event of Default hereunder) Lessor may itself make such payment or perform or comply with such agreement but shall not be obligated hereunder to do so, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Past Due Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand.

            SECTION 22. Investment of Security Funds; Liability of Lessor Limited. (a) Investment of Security Funds. Any moneys held by Lessor as security hereunder for future payments to Lessee at a time when there is not continuing an Event of Default shall, until paid to Lessee, be invested by Lessor or, if the Trust Indenture shall not have been discharged, by the Indenture Trustee, as the case may be, as Lessee may from time to time direct in writing (and in absence of a written direction by Lessee, there shall be no obligation to invest such moneys) in (i) direct obligations of the United States of America and agencies guaranteed by the United States government having a final maturity of ninety (90) days or less from date of purchase thereof; (ii) certificates of deposit issued by, bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated under the laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings as of its last report of condition of at least $500,000,000 and having a rating of Aa or better by Moody's Investors Service, Inc. ("Moody's") or AA or better by Standard & Poor's Corporation ("S&P") and having a final maturity of ninety (90) days or less from date of purchase thereof; and (iii) commercial paper of any holding company of a bank, trust company or national banking association described in (ii) and commercial paper of any corporation or finance company incorporated or doing business under the laws of the United States of America or any state thereof having a rating assigned to such commercial paper of A1 by S&P or P1 by Moody's and having a final maturity of ninety (90) days or less from the date of purchase thereof; provided, however, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not be in excess of 5% of such bank's capital and surplus. There shall be promptly remitted to Lessee or its order (but no more frequently than monthly) any gain (including interest received) realized as a result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) unless an Event of Default shall have occurred and be continuing. Lessee shall be responsible for any net loss realized as a result of any such investment and shall reimburse Lessor (or the Indenture Trustee, as the case may be) therefor on demand.

            (b) Liability of Lessor Limited. It is expressly agreed and understood that all representations, warranties and undertakings of Lessor hereunder shall be binding upon Lessor only in its capacity as trustee under the Trust Agreement, and the institution acting as Lessor shall not be liable in its individual capacity for any breach thereof except for its gross negligence or willful misconduct or for breach of its covenants, representations and warranties contained herein, to the extent covenanted or made in its individual capacity.

            SECTION 23. Service of Process. Lessor and Lessee each hereby irrevocably submits itself to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Lease, the subject matter hereof or any of the transactions contemplated hereby brought by Lessor, Lessee, the Indenture Trustee, the Loan Participants or the Owner Participant or their successors or assigns.

            SECTION 24. Miscellaneous. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Lessor, Lessee and any assignee of Lessor's rights hereunder. This Lease shall constitute an agreement of lease, and nothing contained herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft except as a lessee only. Neither Lessee nor any affiliate of Lessee will file any tax returns in a manner inconsistent with the foregoing fact or with Lessor's ownership of the Aircraft. The section and paragraph headings in this Lease and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Lease. THIS LEASE HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE

LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

            SECTION 25. Successor Trustee. Lessee agrees that in the case of the appointment of any successor Owner Trustee pursuant to the terms of the Trust Agreement, such successor Owner Trustee shall, upon written notice by such successor Owner Trustee, succeed to all the rights, powers and title of Lessor hereunder and shall be deemed to be Lessor and the owner of the Aircraft for all purposes hereof without the necessity of any consent or approval by Lessee (subject to Section 10 of the Participation Agreement) and without in any way altering the terms of this Lease or Lessee's obligations hereunder. One such appointment and designation of a successor Owner Trustee shall not exhaust the right to appoint and designate further successor Owner Trustees pursuant to the Trust Agreement, but such right may be exercised repeatedly as long as this Lease shall be in effect.

            SECTION 26. Covenant of Quiet Enjoyment. So long as no Event of Default shall have occurred and be continuing and notwithstanding any default by Lessor, the Owner Participant or the Indenture Trustee under the Participation Agreement, the Trust Agreement or the Trust Indenture, Lessor shall not interfere with Lessee's (or any Sublessee's) continued possession, use and operation of, and quiet enjoyment of, the Aircraft or Lessee's rights, benefits and obligations pursuant to the Overall Transaction during the Term of this Lease, and this Lease shall not be terminated except as expressly provided herein.

            IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease to be duly executed as of the day and year first above written.

                                    FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee,
                                      Lessor


                                    BY:  /s/ Greg A. Hawley
                                        ----------------------------------------
                                         Title: Vice President

                                    NORTHWEST AIRLINES, INC.,
                                      Lessee


                                    BY:  s/ Mark D. Powers
                                        ----------------------------------------
                                         Title: Vice President -
                                                Finance & Assistant Treasurer

            Receipt of this original counterpart of the foregoing Lease is hereby acknowledged on the _____ day of _________________, 199_.


                                    STATE STREET BANK AND
                                    TRUST COMPANY,
                                      Indenture Trustee


                                    BY:  /s/ Donald E. Smith
                                        ----------------------------------------
                                         Title: Vice President


                               - Signature Page -

                                                               EXHIBIT A
                                                                   to
                                                            Lease Agreement
                                                              [NW 1997 H]

                             LEASE SUPPLEMENT No.
                                 [NW 1997 H]

            LEASE SUPPLEMENT NO. __, dated _________, 19___, between FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee under the Amended and Restated Trust Agreement [NW 1997 H], dated as of December 29, 1997, between NATIONAL CITY LEASING CORPORATION, as Owner Participant, and such Owner Trustee (such Owner Trustee, in its capacity as such Owner Trustee, being herein called "Lessor"), and NORTHWEST AIRLINES, INC. ("Lessee").

            Lessor and Lessee have heretofore entered into that certain Lease Agreement [NW 1997 H], dated as of December 29, 1997, relating to one British Aerospace Avro 146-RJ85A aircraft (herein called the "Lease," and the defined terms therein being hereinafter used with the same meanings). The Lease provides for the execution and delivery from time to time of Lease Supplements for the purpose of leasing the Airframe and Engines under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof.

            (1)The Lease relates to the Airframe and Engines described below, and a counterpart of the Lease is attached hereto, and made a part hereof, and this Lease Supplement, together with such attachment, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document.

            (2)The Lease Agreement relates to the Airframe and Engines described below, and a counterpart of the Lease Agreement, attached and made a part of Lease Supplement No. 1 dated _______________, 19__ to the Lease Agreement, has been recorded by the Federal Aviation Administration on ________________, 19__, as one document and assigned Conveyance No. __.

            NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

            1. Lessor hereby delivers and leases to Lessee under the Lease and Lessee hereby accepts and leases from Lessor under the Lease the following described British Aerospace Avro 146-RJ85A aircraft (the "Aircraft"), which Aircraft as of the date hereof consists of the following components:

                  (i) Airframe: FAA Registration No. ______; manufacturer's
            serial no. _____; and


----------

(1)     This language for Lease Supplement No. 1.
(2)     This language for other Lease Supplements.

                  (ii) Engines: four (4) AlliedSignal LF507 type engines
            bearing, respectively, manufacturer's serial nos. ______, ______, ______ and ______ (each of which engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower).

            2. The Delivery Date of the Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof. Except as otherwise provided in the Lease, the Term for the Aircraft shall commence on the Delivery Date and end on January 2, 2017.

            3. Lessee hereby confirms its agreement to pay Lessor Basic Rent for the Aircraft throughout the Term therefor in accordance with Section 3 of the Lease.

            4. Lessee hereby confirms to Lessor that Lessee has accepted the Aircraft for all purposes hereof and of the Lease as being airworthy, in good working order and repair and without defect or inherent vice in title, condition, design, operation or fitness for use; provided, however, that nothing contained herein or in the Lease shall in any way diminish or otherwise affect any right Lessee or Lessor may have with respect to the Aircraft against British Aerospace (Operations) Limited, or any subcontractor or supplier of British Aerospace (Operations) Limited, under the Purchase Agreement or otherwise.

            5. All of the terms and provisions of the Lease are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein.

            6. This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. To the extent, if any, that this Lease Supplement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any jurisdiction), no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee on the signature page hereof.


                               EXHIBIT A - PAGE 2

            IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement to be duly executed on the day and year first above written.


                                    FIRST SECURITY BANK,
                                    NATIONAL ASSOCIATION,
                                      Not in its Individual Capacity,
                                      but Solely as Owner Trustee,

                                         Lessor


                                    By
                                        ----------------------------------------
                                         Title:

                                    NORTHWEST AIRLINES, INC.,

                                         Lessee


                                    By
                                        ----------------------------------------
                                         Title:

            (3)Receipt of this original counterpart of the foregoing Lease Supplement is hereby acknowledged on this ____ day of _______________, 19__.


                                    STATE STREET BANK AND
                                    TRUST COMPANY,
                                          Indenture Trustee


                                    By
                                        ----------------------------------------
                                         Title:


----------

(3)   This language contained in the original counterpart only.


                               EXHIBIT A - PAGE 3

                                                              EXHIBIT B
                                                                  to
                                                           Lease Agreement
                                                             [NW 1997 H]

                          BASIC RENT, LESSOR'S COST
                     AND SPECIAL PURCHASE PRICE SCHEDULE

The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.
Basic Rent:

                Basic Rent Payable in   Basic Rent Payable in   Total Basic Rent
 Lease Period   Advance (Percentage of   Arrears (Percentage     (Percentage of
     Date           Lessor's Cost)        of Lessor's Cost)       Lessor's Cost)
 ------------   ----------------------   -------------------     --------------

                          BASIC RENT, LESSOR'S COST
                     AND SPECIAL PURCHASE PRICE SCHEDULE

The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.

                Basic Rent Payable in   Basic Rent Payable in   Total Basic Rent
 Lease Period   Advance (Percentage of   Arrears (Percentage     (Percentage of
     Date           Lessor's Cost)        of Lessor's Cost)       Lessor's Cost)
 ------------   ----------------------   -------------------     --------------


                               EXHIBIT B - PAGE 2

                          BASIC RENT, LESSOR'S COST
                     AND SPECIAL PURCHASE PRICE SCHEDULE

Lessor's Cost for the Aircraft:  $____________

Special Purchase Price:  _____% of Lessor's Cost on January 2, 2013.


                               EXHIBIT B - PAGE 3

                                                               EXHIBIT C
                                                                   to
                                                            Lease Agreement
                                                              [NW 1997 H]

                        STIPULATED LOSS VALUE SCHEDULE

The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.

               Stipulated                   Stipulated Loss
             Loss Value Date                Value Percentage
             ---------------                ----------------

                                                               EXHIBIT D
                                                                   to
                                                            Lease Agreement
                                                              [NW 1997 H]

                          TERMINATION VALUE SCHEDULE


The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.

                                              Termination
              Termination                        Value
                  Date                         Percentage
              -----------                     -----------

                                                               EXHIBIT E
                                                                   to
                                                            Lease Agreement
                                                              [NW 1997 H]

                       RENT RECALCULATION VERIFICATION

The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.

            1. Any recalculation of Basic Rent, Stipulated Loss Value percentages, Termination Value percentages and the Special Purchase Price pursuant to the Lease shall be determined by the Owner Participant, and shall maintain the Owner Participant's Net Economic Return except as assumptions have been modified pursuant to Section 3 of the Lease or pursuant to the Tax Indemnity Agreement or the Participation Agreement, as the case may be; provided, however, that Lessee may request (A) Lessee's independent public accountants to verify such calculations but without any requirement that the Owner Participant disclose to such persons the methodology and assumptions and
(B) if Lessee believes that such calculations by the Owner Participant are in error then a nationally recognized firm of accountants selected by Lessee and reasonably acceptable to the Owner Participant shall be permitted to verify such calculations and the Owner Participant will make available to such firm (subject to the execution by such firm of a confidentiality agreement reasonably acceptable to the Owner Participant) the methodology and assumptions and any changes made therein pursuant to Section 3 of the Lease. In the event of a verification under clause (B) of the first sentence of this paragraph 1 the determination by such firm of accountants shall be final. Lessee will pay the reasonable costs and expenses of the verification under clause (B) of the first sentence of this paragraph 1 unless an error adverse to Lessee is established by such firm, and if as a result of such verification process the Basic Rent is adjusted and such adjustment causes the Net Present Value of Rents to decline by 10 or more basis points (in which event the Owner Participant shall pay the reasonable costs and expenses of such verification process). Such recalculated Basic Rent, Stipulated Loss Value percentages, Termination Value percentages and Special Purchase Price shall be set forth in a Lease Supplement or an amendment to the Lease.

            2. "Net Economic Return" means the Owner Participant's net after-tax yield and aggregate after-tax cash flow, in each case computed from the Delivery Date through the EBO Date and through January 2, 2017, utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by the Owner Participant in determining Basic Rent, the Special Purchase Price, Stipulated Loss Value and Termination Value percentages as of the Delivery Date.

                                                               EXHIBIT F
                                                                   to
                                                            Lease Agreement
                                                              [NW 1997 H]

                SCHEDULE OF DOMICILES OF PERMITTED SUBLESSEES

Argentina                                    Malta
Australia                                    Mexico
Austria                                      Morocco
Bahamas                                      Netherlands
Belgium                                      New Zealand
Brazil                                       Norway
Canada                                       Paraguay
Chile                                        People's Republic of China
Denmark                                      Philippines
Egypt                                        Portugal
Finland                                      Republic of China (Taiwan)*
France                                       Singapore
Germany                                      South Africa
Greece                                       South Korea
Hungary                                      Spain
Iceland                                      Sweden
India                                        Switzerland
Indonesia                                    Thailand
Ireland                                      Tobago
Italy                                        Trinidad
Japan                                        United Kingdom
Luxembourg                                   Uruguay
Malaysia                                     Venezuela

----------

* So long as on the date of entering into the proposed sublease such country and the United States have diplomatic relations at least as good as those in effect on the Delivery Date.

                                                               EXHIBIT G
                                                                   to
                                                            Lease Agreement
                                                              [NW 1997 H]

                              RETURN CONDITIONS

            The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.

            Unless purchased by Lessee pursuant to Section 19 of the Lease, at the time of return of the Airframe upon the expiration of the Lease at the end of the Basic Term or any Renewal Term (unless at the expiration of the Basic Term or such Renewal Term, as the case may be, Lessor shall have irrevocably exercised its option to sell the Aircraft, and shall be simultaneously exercising its rights, pursuant to the Residual Agreement or a Substitute Residual Agreement) or upon the termination of the Lease pursuant to Section 9(c) or 15 of the Lease: (i) in the event that Lessee (or any Sublessee then in possession of the Aircraft) shall not then be using a continuous maintenance program with respect to the Airframe, Lessee agrees that during the period of operation of the Aircraft immediately prior to such return (A) Lessee or such Sublessee, as the case may be, shall have been using a block overhaul program with respect to the Airframe which shall have been approved by all necessary governmental approvals of the country under the laws of which the Aircraft shall then have been registered and (B) the Airframe shall have remaining until the next scheduled block overhaul at least 25% of the allowable hours between block overhauls permitted under the block overhaul program then used by Lessee or such Sublessee, (ii) in the event that Lessee (or any Sublessee then in possession of the Aircraft) during the period of operation of the Aircraft immediately prior to such return shall not have been using an on-condition maintenance program with respect to the Engines or engines, Lessee agrees that the average number of hours or cycles of operation (whichever shall be applicable under the maintenance program then in use with respect to such Engines or engines) on such Engines or engines remaining until the next scheduled engine refurbishment shall be at least 25% of the hours or cycles (whichever shall be applicable) between engine refurbishment allowed under the maintenance program then in use with respect to such Engines or engines which shall have been approved by all necessary governmental approvals of the country under the laws of which the Aircraft shall have then been registered, (iii) shall have all Lessee's and any Sublessee's exterior markings removed or painted over and the areas where such markings were removed or painted over refurbished as necessary to blend with adjacent areas, (iv) shall have no outstanding airworthiness directives issued by the FAA requiring terminating action by the date of return, and (v) shall be in Lessee's or such Sublessee's passenger configuration and the interior of the Airframe shall be clean in accordance with Lessee's customary standards for a "between flights" cleaning. In the event the FAA shall issue any directive which would require improvements to the Aircraft in order for the airworthiness certificate of the Aircraft to be maintained in good standing, Lessee shall not apply for an extension of the date of compliance with the directive as to the Aircraft to a date after the date of return of the Aircraft pursuant to Section 5 of the Lease, unless it shall previously or concurrently have applied for such an extension with respect to all British Aerospace Avro 146-RJ85A aircraft in its fleet affected by such directive.

            If clause (i)(B) of the first sentence of the preceding paragraph shall be applicable but the Airframe does not meet the conditions specified in said clause (i)(B), Lessee shall pay or cause to be paid to Lessor a Dollar amount computed by multiplying (I) 120% of the average direct cost to Lessee (based upon the actual direct cost to Lessee for similar aircraft in the fleet of Lessee) during the preceding 12 months of performing an airframe block overhaul of the type referred to in such clause (i) by (II) a fraction of which
(x) the numerator shall be the excess of 25% of hours of operation allowable between such block overhauls over the actual number of hours of operation remaining on the Airframe to the next such block overhaul and (y) the denominator shall be the number of hours of operation allowable between such block overhauls in accordance with such block overhaul program.

            If clause (ii) of the first sentence of the second preceding paragraph shall be applicable but the Engines or engines do not meet the conditions specified in said clause (ii), Lessee shall pay or cause to be paid to Lessor a Dollar amount computed by multiplying (aa) four by (bb) 120% of the average direct cost to Lessee (based upon the actual direct cost to Lessee for similar aircraft in the fleet of Lessee) during the preceding 12 months of performing for an engine of the same model as the Engines the scheduled engine refurbishment under the maintenance program then used by Lessee or any Sublessee for engines of the same model as the Engines by (cc) a fraction of which (x) the numerator shall be the excess of 25% of the hours or cycles of operation (whichever is applicable) between engine refurbishment allowable for an engine under the maintenance program then in use with respect to such Engines or engines over the actual average number of hours or cycles of operation on such Engines or engines remaining until the next such scheduled engine refurbishment and (y) the denominator shall be the number of hours or cycles allowable between such scheduled engine refurbishment.


                               EXHIBIT G - PAGE 2

                                                               EXHIBIT H
                                                                   to
                                                            Lease Agreement
                                                              [NW 1997 H]

                           RETURN CONDITIONS (EBT)

            The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.

            Unless purchased by Lessee pursuant to Section 19 of the Lease, the following return conditions apply to a return of the Airframe upon the expiration of the Lease at the end of the Basic Term or any Renewal Term but only if, in any such case, Lessor shall have irrevocably exercised its option to sell the Aircraft at such expiration, and shall be simultaneously exercising its rights, pursuant to the Residual Agreement or a Successor Residual Agreement:

            1. Definitions. Capitalized terms used in this Exhibit H without other definition have the respective meanings ascribed thereto in the Lease Agreement [NW 1997 H], dated as of December 29, 1997, as amended from time to time (the "Lease"), between First Security Bank, National Association, not in its individual capacity but solely as Owner Trustee, and Northwest Airlines, Inc. In addition, the following capitalized terms shall have the respective meanings set forth below:

            "Aircraft Documentation" means all logs, manuals, certificates, data and inspection, modification, repair, and overhaul records which are required to be maintained with respect to the Aircraft under the Maintenance Program or by the Relevant Aviation Authority.

            "APU" means the Sundstrand Model APIC 10000 auxiliary power unit originally installed on the Aircraft on the Delivery Date or any auxiliary power unit of a comparable or improved model substituted for such originally installed auxiliary power unit.

            "BFE" means the equipment described in Annex II to the Residual Agreement, or any equivalent replacement equipment that may from time to time be substituted for any such BFE.

            "Country of Registration" means the country in which the Aircraft is registered on the date the Aircraft is returned under the Lease at the expiration of the Basic Term or at the expiration of a Renewal Term, as applicable, which shall be one of the United States, the United Kingdom, Japan, Canada or the Netherlands.

            "HSI" means with respect to an Engine or the APU a hot section inspection of such Engine or APU in accordance with the Maintenance Program.

            "Maintenance Planning Document" means the Manufacturer's maintenance planning document for Avro 146-RJ85 aircraft as in effect on the date the Aircraft is returned under the Lease.

            "Maintenance Program" means the maintenance program for the Aircraft required to be maintained pursuant to Section 7(a)(I) of the Lease, as in effect on the date the Aircraft is returned under the Lease at the expiration of the Basic Term or at the expiration of a Renewal Term.

            "Manufacturer" means, with respect to the Airframe, British Aerospace (Operations) Limited, and its successors and assigns, and, with respect to the Engines, AlliedSignal Engines, a division of AlliedSignal.

            "MRB" means the Maintenance Review Board for British Aerospace Avro 146-RJ85 aircraft.

            "Operator" means the operator of the Aircraft immediately prior to the date the Aircraft is returned under the Lease.

            "Relevant Aviation Authority" means the civil aviation authority of the Country of Registration.

            "Structural Repair Manual" means the Manufacturer's structural repair manual for Avro 146-RJ85 aircraft as in effect on the date the Aircraft is returned under the Lease.

            2. Aircraft Return Conditions at the expiration of the Basic Term or a Renewal Term in the event that Lessor shall have irrevocably exercised its option to sell the Aircraft at such expiration, and shall be simultaneously exercising its rights, pursuant to the Residual Agreement or a Successor Residual Agreement.

            (a) General Conditions. On the date the Aircraft is returned under the Lease, the Aircraft shall be in compliance with the conditions set forth below, ordinary wear and tear excepted:

                  (i) The Aircraft shall be registered in a Country of
            Registration.

                  (ii) The Aircraft shall be airworthy, possess a currently
            valid standard certificate of airworthiness, transport category, issued by the Relevant Aviation Authority and be eligible for commercial passenger transportation in the Country of Registration.

                  (iii) The Aircraft shall be fully equipped with four Engines and the APU.

                  (iv) All maintenance required by the Maintenance Program to have been performed on or prior to the date the Aircraft is returned under the Lease


                               EXHIBIT H - PAGE 2
            shall have been accomplished. The Airframe, each Engine, the APU and the landing gear shall be serviceable and free from all known defects and discrepancies outside the limits of the Maintenance Program other than fair wear and tear not affecting airworthiness. All major dents and abrasions, scab patches and loose or pulled rivets shall be within the prescribed limits referred to in the Structural Repair Manual or the Maintenance Program.

                  (v) All mandatory modifications to the Aircraft required to be made on or prior to the date the Aircraft is returned under the Lease by the Relevant Aviation Authority shall have been made, provided that if an inspection program is permitted as an alternative to a mandatory modification and the Aircraft is in compliance with such inspection program, then such mandatory modification shall not be required. All Manufacturer's Mandatory Service Bulletins and Airworthiness Directives issued by the Relevant Aviation Authority and, in either case, applicable to the Aircraft, which are in force on the date the Aircraft is returned under the Lease and which require termination within six months of the date the Aircraft is returned under the Lease shall have been accomplished on the Aircraft.

                  (vi) Brakes and tires shall be serviceable and in good
            condition. The landing gear and wheel wells shall be clean, free of leaks and in good repair as required to be serviceable in accordance with the Maintenance Program. The fuel system shall be in compliance with the Maintenance Program. Except for BFE, the cockpit, all calendar lifed emergency equipment, toilets and galley areas and the interior shall be in serviceable condition and shall meet applicable fire resistance regulations issued by the Relevant Aviation Authority in effect on the date the Aircraft is returned under the Lease.

                  (vii) The Aircraft shall be clean by the Operator's normal operating conditions. The Aircraft shall have all of the Operator's exterior logos removed.

            (b) Life Remaining. On the date the Aircraft is returned under the Lease at the expiration of the Basic Term or a Renewal Term in the event Lessor shall have irrevocably exercised its option to sell the Aircraft at such expiration, and shall be simultaneously exercising its rights, pursuant to the Residual Agreement or a Successor Residual Agreement, the Aircraft shall comply with the following additional requirements:

                  (i) The Engines shall have on average a minimum of one-half
            HSI period remaining in accordance with MRB limits current on the date the Aircraft is returned under the Lease, provided that in the event the Engines do not have an average of at least one-half HSI period remaining in accordance with such MRB limits, an Engine HSI Half-Life Adjustment under clause (c)(i) shall be made in lieu of meeting such condition, provided, however, that in no event shall any Engine have less than one-quarter HSI period remaining in accordance


                               EXHIBIT H - PAGE 3
            with such MRB limits or have any defects or discrepancies outside of the limits set forth in the Maintenance Planning Document.

                  (ii) Engine life limited parts shall have on average at least half-life remaining to their respective scheduled replacement in accordance with the Engine Manufacturer's published life limited part replacement schedule current on the date the Aircraft is returned under the Lease, provided that in the event the Engine life limited parts do not have an average of at least half-life remaining to their respective scheduled replacement, an Engine life limited part Half-Life Adjustment under clause (c)(ii) shall be made in lieu of meeting such condition, provided, however, that in no event shall any Engine life limited part have less than one-quarter life remaining to its scheduled replacement in accordance with the Engine Manufacturer's published life limited part replacement schedule current on the date the Aircraft is returned under the Lease.

                  (iii) The APU shall have remaining at least half of any
            applicable HSI period remaining on the date the Aircraft is returned under the Lease in accordance with the then current MRB standards, provided that in the event the APU does not have at least half of any applicable HSI period remaining, an APU Half-Life Adjustment under clause (c)(iii) shall be made in lieu of meeting such condition.

                  (iv) The landing gear shall have at least half-life remaining to the next landing gear overhaul according to MRB requirements current on the date the Aircraft is returned under the Lease, provided that in the event the landing gear does not have at least half-life remaining to such next landing gear overhaul, a landing gear Half-Life Adjustment under clause (c)(iv) shall be made in lieu of meeting such condition.

                  (v) The Aircraft's next sequential block C check (which C
            check shall include full fault rectification) shall have been completed immediately prior to the date the Aircraft is returned under the Lease, provided that in the event the Aircraft has at least 25% of the time remaining until its next scheduled sequential block C check, a C check Half-Life Adjustment under clause (c)(v) shall be made in lieu of such block C check. If the Maintenance Program permits a block C check to be performed in phases, all phases of such block C check shall have been performed in order to align such block C check with the BAe/Avro "block type" Maintenance Planning Document schedule.

                  (vi) The Airframe shall have a minimum of half-time remaining until its next scheduled major structural inspections, provided that in the event the Aircraft has at least 25% of the time remaining until its next scheduled major structural inspection, but less than half-time, a structural inspection Half-Life Adjustment under the first sentence of clause (c)(vi) shall be made in lieu of


                               EXHIBIT H - PAGE 4
            meeting such condition and in the event the Aircraft has more than 75% of the time remaining until its next scheduled major structural inspection, a structural inspection Half-Life Adjustment under the second sentence of clause (c)(vi) shall be made.

For purposes of determining whether the foregoing requirements have been satisfied:

                  (x) to the extent the Maintenance Program provides that a part or component (for purposes of this clause (x) and clause (y) below, the term "part or component" may include the entire Airframe, an entire Engine, the APU or the landing gear) is maintained on a continuous or on condition maintenance program with no fixed overhaul or major repair required in accordance with the Manufacturer's requirements, such part or component shall be deemed to have half-life or half-time (as the case may be) remaining; and

                  (y) in the event that a part or component is subject to a
            power by the hour program, or the equivalent, on terms and conditions acceptable to Lessor, and provided that such program is fully assignable with no material buy-in fees and for a sufficient term remaining to provide the equivalent of half-life remaining on the affected part or component, such part or component shall be deemed to have half-life remaining.

            (c) Half-Life Adjustment. The Half-Life Adjustment shall equal the sum of the Engine HSI Half-Life Adjustment, the Engine life limited parts Half-Life Adjustment, the APU Half-Life Adjustment, the landing gear Half-Life Adjustment, the C check Half-Life Adjustment and the structural inspection Half-Life Adjustment (which shall be added if calculated pursuant to the first sentence of clause (vi) below and subtracted if calculated pursuant to the second sentence of clause (vi) below), each as calculated as set forth below:

                  (i) In the event that the Engines do not have an average of at least a half HSI period remaining in accordance with MRB limits current on the date the Aircraft is returned under the Lease, the Engine HSI Half-Life Adjustment shall be an amount computed by multiplying (A) four by (B) the cost (as evidenced by industry norms) of performing an HSI for engines of the same type as the Engines by (C) a fraction, of which (x) the numerator shall be the excess of 50% of the HSI period in accordance with such MRB limits over the actual average amount of the HSI period remaining and (y) the denominator shall be the HSI period.

                  (ii) In the event the Engine life limited parts do not have an average of at least half-life remaining to their respective scheduled replacement, the Engine life limited parts Half-Life Adjustment shall be an amount computed by multiplying (A) four by
            (B) the average cost (as evidenced by industry norms) of scheduled replacements of life limited parts for engines of the same type as the Engines by (C) a fraction, of which (x) the numerator shall be the excess of 50% of the life remaining to scheduled replacement over the actual average


                               EXHIBIT H - PAGE 5
            remaining life to scheduled replacement and (y) the denominator shall be the life between scheduled replacements of Engine life limited parts.

                  (iii) In the event the APU does not have at least half of any applicable HSI period remaining, the APU Half-Life Adjustment shall be an amount computed by multiplying (A) the average cost (as evidenced by industry norms) of an HSI for auxiliary power units of the same type as the APU by (B) a fraction, of which (x) the numerator shall be the excess of 50% of the HSI period over the actual amount of the HSI period remaining and (y) the denominator shall be the entire HSI period.

                  (iv) In the event the landing gear does not have at least
            half-life remaining to such next scheduled landing gear overhaul, the landing gear HalfLife Adjustment shall be an amount computed by multiplying (A) the average cost (as evidenced by industry norms) of a landing gear overhaul for landing gear of the same type as the landing gear installed on the Aircraft by (B) a fraction, of which
            (x) the numerator shall be the excess of 50% of the period between landing gear overhauls over the actual period remaining to the next scheduled landing gear overhaul and (y) the denominator shall be the period between scheduled landing gear overhauls.

                  (v) In the event the Aircraft's next sequential block C check
            (which C check shall include the full fault rectification) shall not have been completed immediately prior to the date the Aircraft is returned under the Lease, the C check Half-Life Adjustment shall be an amount computed by multiplying (A) the average cost (as evidenced by industry norms) of a block C check (including full fault rectification) for aircraft of the same type as the Aircraft by (B) a fraction, of which (x) the numerator shall be the excess of period between sequential block C checks over the actual period remaining to the sequential block C check and (y) the denominator shall be the period between sequential block C checks.

                  (vi) In the event the Aircraft has less than half-time
            remaining until its next scheduled major structural inspection, the structural inspection Half-Life Adjustment shall be an amount computed by multiplying (A) the average cost (as evidenced by industry norms) of a scheduled major structural inspection for aircraft of the same type as the Aircraft by (B) a fraction, of which (x) the numerator shall be the excess of 50% of the period between scheduled major structural inspections over the actual period remaining to the next scheduled major structural inspection and (y) the denominator shall be the period between scheduled major structural inspections. In the event the Aircraft has more than 75% of the time remaining until its next scheduled major structural inspection, the structural inspection Half-Life Adjustment shall be an amount computed by multiplying (A) the average cost (as evidenced by industry norms) of a scheduled major structural inspection for aircraft of the same type as the Aircraft by (B) a fraction, of which (x) the numerator shall be the excess of the


                               EXHIBIT H - PAGE 6
            actual period remaining to the next scheduled structural inspection over 75% of the period between scheduled major structural inspection and (y) the denominator shall be the period between scheduled major structural inspections.

            (d) Aircraft Documentation. On the expiration of the Basic Term or a Renewal Term in the event Lessor shall have irrevocably exercised its option to sell the Aircraft at such expiration, and shall be simultaneously exercising its rights, pursuant to the Residual Agreement or a Successor Residual Agreement, the Aircraft shall be returned with all Aircraft Documentation. The Aircraft Documentation shall be current as of the date the Aircraft is returned under the Lease and in full compliance with the requirements of the Relevant Aviation Authority. In the event that the Maintenance Program deviates from the Maintenance Planning Document, the Aircraft Documentation shall include a document which shall cross-reference all deviations. The Aircraft Documentation shall document all repairs to the Aircraft with appropriate references to the Structural Repair Manual and a repair scheme approved by the Manufacturer or the Relevant Aviation Authority.


                               EXHIBIT H - PAGE 7